                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.      )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[x] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))


                                   THT INC.
               (Name of Registrant as Specified in Its Charter)


                                   THT INC.
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[x]  Fee computed on the table below per Exchange Act
     Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, Par Value $0.01 per Share

     (2)  Aggregate number of securities to which transaction applies:
          2,171,255

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $3.75

     (4)  Proposed maximum aggregate value of transaction:  $8,142,206


     (5)  Total fee paid: $1,628.45

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               PRELIMINARY  COPY


                                   THT Inc.
                              33 Riverside Avenue
                          Westport, Connecticut 06880
                                (203) 226-6408

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To be held on December 15, 1998

To the Stockholders of
THT Inc.:

     A Special Meeting of the Stockholders of THT Inc. ("THT" or the "Company") will be held at the offices of the Company, 33 Riverside Avenue, Westport, Connecticut 06880, on December 15, 1998 at 10:00 A.M., Eastern Standard time, for the following purposes:

     1. To consider and act upon an Agreement and Plan of Merger (the "Merger Agreement"), by and among THT, PH II, Inc., a Delaware corporation ("PH II"), and PH II Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged (the "Merger"), with and into the Company, and each outstanding share of Common Stock of the Company, $.01 par value per share (the "Shares"), except for Shares owned by PH II, the Company, or Shares owned by Stockholders of THT who have perfected their appraisal rights in accordance with Delaware law, as described below, will be acquired by Merger Sub for $3.75 in cash and without interest thereon; and

     2. To transact such other business as may properly come before the Meeting. The Board of Directors has fixed the close of business on November 6, 1998, as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Meeting or any adjournment(s) thereof.

     UNDER THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, EACH STOCKHOLDER WHO OBJECTS TO THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER IS ENTITLED TO ASSERT STATUTORY APPRAISAL RIGHTS, PROVIDED HOWEVER THAT, IN ORDER TO ASSERT SUCH RIGHTS, A STOCKHOLDER IS REQUIRED TO ADHERE STRICTLY TO CERTAIN STATUTORY REQUIREMENTS. STOCKHOLDERS INTENDING TO EXERCISE THEIR APPRAISAL RIGHTS MUST FILE WITH THT BEFORE THE MEETING, OR AT THE MEETING BUT BEFORE THE VOTE ON THE MERGER, A WRITTEN OBJECTION TO THE MERGER, INCLUDING A STATEMENT THAT THEY INTEND TO DEMAND PAYMENT FOR THEIR SHARES IF THE MERGER IS CONSUMMATED. MOREOVER, STOCKHOLDERS SHOULD BE AWARE THAT A PROXY OR VOTE AGAINST THE MERGER SHALL NOT CONSTITUTE SUCH A DEMAND. A STATEMENT WITH RESPECT TO THE RIGHTS OF DISSENTING STOCKHOLDERS IS SET

FORTH IN THE ACCOMPANYING PROXY STATEMENT UNDER "THE SPECIAL MEETING - APPRAISAL RIGHTS."

     A list of Stockholders entitled to vote at the Meeting will be open to examination by any Stockholder, for any purpose germane to the Meeting, at the offices of THT, which are located at 33 Riverside Avenue, Westport, Connecticut, during ordinary business hours for ten (10) days prior to the Meeting.

     Stockholders are cordially invited to attend the Meeting. Each Stockholder, whether or not such Stockholder expects to be present in person at the Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying postage pre-paid envelope as promptly as possible. Proxies may be revoked by the person executing the same, at any time before the authority thereby granted is exercised, upon written notice of revocation received by THT's Secretary, by executing and delivering a later dated proxy or by attending the Meeting and voting in person.

Dated:  November 11, 1998
        Westport, Connecticut

                                             By Order of the Board of Directors,


                                             Jeffrey B. Gaynor, Secretary

                                   THT Inc.
                              33 Riverside Avenue
                         Westport, Connecticut  06880
                              ___________________


                                PROXY STATEMENT

                            _______________________

        Special Meeting of Stockholders to be Held on December 15, 1998
        ---------------------------------------------------------------

     This Proxy Statement is being furnished to the holders of outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of THT Inc., a Delaware corporation ("THT" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on December 15, 1998 at 10:00 a.m. at 33 Riverside Avenue, Westport, Connecticut 06880, and at any adjournment(s) thereof (the "Special Meeting"). The Board of Directors has fixed the close of business on November 6, 1998 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting.

     At the Special Meeting, the holders of outstanding Shares (the "Stockholders") will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 1, 1998 (the "Merger Agreement"), by and among PH II, Inc., a Delaware corporation ("PH II"), PH II Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of PH II ("Merger Sub"), and the Company. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A, and is hereby incorporated herein by reference. Pursuant to the terms of the Merger Agreement and subject to satisfaction of the conditions set forth therein, (i) Merger Sub would be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"), (ii) the Company would thereupon become a wholly-owned subsidiary of PH II, and (iii) each outstanding Share of Common Stock, except for (x) Shares owned by PH II or any subsidiaries of PH II (the "PH II Stockholders"), (y) Shares owned by the Company, and (z) Shares ("Dissenting Shares") held by Stockholders who properly perfect their appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (the "DGCL"), would be acquired by Merger Sub for the cash consideration of $3.75 per Share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Stockholders are urged to read and consider carefully the information contained in this Proxy Statement.

     This Proxy Statement, the accompanying Notice of Special Meeting and the accompanying proxy are first being mailed to Stockholders on or about November 11, 1998.

                          --------------------------

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD.

                          --------------------------

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES THEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                          --------------------------

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          --------------------------

             The date of this Proxy Statement is November 11, 1998.

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----
SUMMARY...........................................................   4
SUMMARY - THE SPECIAL MEETING.....................................   4
SUMMARY - SPECIAL FACTORS.........................................   5
SUMMARY- THE MERGER...............................................   7
SUMMARY - THE PARTIES.............................................   9
SPECIAL FACTORS...................................................   9
THE SPECIAL MEETING...............................................  22
THE MERGER AGREEMENT..............................................  27
THE MERGER AGREEMENT - GENERAL....................................  27
THE MERGER AGREEMENT - CONDITIONS TO THE MERGER...................  31
SELECTED HISTORICAL FINANCIAL DATA................................  35
HISTORICAL FINANCIAL DATA.........................................  39
CERTAIN TRANSACTIONS..............................................  39
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL OWNERS.................................................  40
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY,
PH II AND MERGER SUB..............................................  40
MARKET PRICE AND DIVIDEND INFORMATION.............................  42
CERTAIN TRANSACTIONS IN THE COMMON STOCK..........................  43
INDEPENDENT PUBLIC ACCOUNTANTS....................................  43
ADDITIONAL INFORMATION............................................  43
AVAILABLE INFORMATION.............................................  43
FINANCIAL INFORMATION.............................................  F-1 - F-31
APPENDIX A -- THE MERGER AGREEMENT................................  A-1 - A-23
APPENDIX B -- FAIRNESS OPINION OF FINANCIAL ADVISOR ..............  B-1 - B-3
APPENDIX C -- SECTION 262 OF THE DGCL.............................  C-1 - C-5

                                    SUMMARY

     The following is a brief summary of certain of the information contained in this Proxy. It is not intended to be a complete description of those matters which it covers, and there is substantial information in the Proxy Statement which is not covered by this Summary. THEREFORE, STOCKHOLDERS ARE URGED TO REVIEW THE ENTIRE PROXY STATEMENT CAREFULLY. This Summary contains references to the sections of the Proxy Statement where more complete information may be found. THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Summary - The Special Meeting
-----------------------------

     Matters to be Considered at the Special Meeting.  The Special Meeting is
     -----------------------------------------------
scheduled to be held at 10:00 a.m. on December 15, 1998 at 33 Riverside Avenue, Westport, Connecticut 06880. At the Special Meeting, Stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and (ii) such other matters as may properly be brought before the Special Meeting. See "The Special Meeting -- Matters To Be Considered at the Special Meeting."

     Record Date and Voting. The Record Date for the Special Meeting is the
     ----------------------
close of business November 6, 1998. At the close of business on the Record Date, there were 3,982,605 Shares of Common Stock outstanding and entitled to vote, held by approximately 1,100 Stockholders of record and/or beneficially in "street name". Each holder of Common Stock on the Record Date will be entitled to one vote for each Share held of record. The presence, either in person or by proxy, of a majority of the outstanding Shares of Common Stock entitled to be voted is necessary to constitute a quorum at the Special Meeting. See "The Special Meeting -- Record Date and Voting."

     Vote Required; Revocability of Proxies. Approval and adoption of the Merger
     --------------------------------------
Agreement will require the affirmative vote of the holders of a majority of the outstanding Shares of Common Stock entitled to vote thereon. As of the Record Date, the PH II Stockholders beneficially owned in the aggregate 1,811,350 Shares of Common Stock, representing approximately 46% of such Shares outstanding. PH II has agreed to vote, or cause to be voted, all of the Shares then owned by the PH II Stockholders in favor of the approval of the Merger and the authorization and adoption of the Merger Agreement. Accordingly, approval of the Merger is virtually assured.

The required vote of the Stockholders on the Merger Agreement is based upon the total number of outstanding Shares of Common Stock. The failure to submit a proxy card (or vote in person at the Special Meeting) or the abstention from voting by a Stockholder (including broker non-votes) will have the same effect as a vote against the Merger Agreement. Brokers who hold Shares of Common Stock as nominees will not have discretionary authority to vote such Shares in the absence of instructions from the beneficial owners thereof. See "The Special Meeting -- Vote Required; Revocability of Proxies."

     A Stockholder may revoke a proxy at any time prior to its exercise by (i) delivering to Jeffrey B. Gaynor, Secretary, THT Inc., 33 Riverside Avenue, Westport, Connecticut 06880, a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person. The presence of a Stockholder at the Special Meeting will not in and of itself automatically revoke such Stockholder's proxy. If no instructions are indicated on a properly executed proxy, such proxy will be voted "FOR" approval and adoption of the Merger Agreement.

Summary - Special Factors
-------------------------

     Background of the Merger.  For a description of the events leading to the
     ------------------------
approval and adoption of the Merger Agreement by the Company's Board of Directors, see "Special Factors -- Background of the Merger."

     Purpose and Structure of the Merger.  PH II's purpose for the Merger is to
     -----------------------------------
acquire all the Shares not currently owned by the PH II Stockholders for the reasons described in "Special Factors -- Purpose and Structure of the Merger." The acquisition of all of those Shares not currently owned by the PH II Stockholders (the "Public Shares") from the holders of such shares (the "Public Stockholders"), is structured as a cash merger in order to transfer ownership of those Shares to PH II through Merger Sub in a single transaction; in order to facilitate financing of the transaction by PH II; and to provide the Public Stockholders with prompt payment in cash in exchange for the Public Shares. See "Special Factors -- Purpose and Structure of the Merger."

     Recommendation of the Special Committee; Fairness of the Merger.  A special
     ---------------------------------------------------------------
committee (the "Special Committee"), consisting of two independent Directors of the Company who, except in their capacity as Directors of the Company, are not Directors, Officers or employees of PH II or any other affiliate of PH II, determined, and based, in part, on such determination, the Company's Board of Directors concluded, that the terms of the Merger are fair to the Public Stockholders. For a discussion of the factors considered by the Special Committee in making its recommendation, see "Special Factors -- Recommendation of the Special Committee; Fairness of the Merger."

     Recommendation of the Board of Directors.  On October 1, 1998, by unanimous
     ----------------------------------------
vote of all Directors then present and voting, and based in part on the recommendation and approval of the Special Committee, the Company's Board of Directors (i) determined that the Merger and the transactions contemplated by the Merger Agreement are fair, equitable and in the best interests of the Company and its Stockholders, (ii) approved and adopted the Merger Agreement and
(iii) resolved to recommend that the Stockholders vote in favor of the Merger. Accordingly, the Board of Directors recommends a vote "FOR" approval and adoption of the Merger Agreement. See "Special Factors -- Recommendation of the Board of Directors."

     Opinion of Financial Advisor to the Company. On October 1, 1998, Advest,
     -------------------------------------------
Inc. ("Financial Advisor" or "Advest"), delivered its written opinion to the Special Committee that as of such date the consideration to be received by the Public Stockholders in the Merger is fair to the Public Stockholders from a financial point of view. The full text of the written opinion of Advest, which sets forth certain of the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B and is incorporated herein by reference. Holders of Public Shares are urged to, and should, read such opinion in its entirety. See "Special Factors -- Opinion of Financial Advisor to the Company."

     Interest of Certain Persons in the Merger.  In considering the
     -----------------------------------------
recommendation of the Board of Directors with respect to the Merger, the Public Stockholders should be aware that certain Officers and Directors of THT have certain interests that present actual or potential conflicts of interest in connection with the Merger. For a more detailed discussion of such interests, see "Special Factors -- Interests of Certain Persons in the Merger." The Board of Directors was aware of potential or actual conflicts of interest and considered them along with other matters described under "Special Factors -- Recommendation of the Special Committee; Fairness of the Merger." As of October 1, 1998, the PH II Stockholders beneficially owned in the aggregate 1,811,350 Shares of Common Stock, representing approximately 46% of such Shares outstanding. For a description of current relationships and certain transactions between PH II and the Company, see "Special Factors -- Interests of Certain Persons in the Merger."

     Certain Effects of the Merger.  Upon consummation of the Merger, each
     -----------------------------
Public Share, other than Dissenting Shares held by Stockholders who properly exercise their appraisal rights under the Delaware General Corporation Law (the "DGCL"), will be converted into the right to receive $3.75 in cash. The Public Stockholders will cease to have any ownership interest in the Company or rights as Stockholders. The Public Stockholders will no longer benefit from any increases in the value of the Company and will no longer bear the risk of any decreases in the value of the Company.

     Following the Merger, PH II and its affiliates, which currently own approximately 46% of the outstanding Shares of Common Stock, will own all of the Surviving Corporation's outstanding shares of Common Stock. PH II will have complete control over the management and conduct of the Company's business, all income generated by the Company and any future increase in the Company's value. Similarly, PH II will also bear the risk of any losses incurred in the operation of the Company and any decrease in the value of the Company. As a result of the Merger, the Company will be privately held and there will be no public market for the Common Stock. Upon consummation of the Merger, the Common Stock will cease to be listed on the Nasdaq Stock Market ("Nasdaq"), and the registration of the Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act"), will be terminated. Moreover, the Company will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and its Officers, Directors and 10% Stockholders will be relieved of the reporting requirements and restrictions on insider trading under
Section 16 of the Exchange Act. Accordingly, less information will be required to be made publicly available than presently is the case. See "Special Factors --Certain Effects of the Merger."

     Certain U.S. Federal Income Tax Consequences.  The receipt of cash in
     --------------------------------------------
exchange for Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger, as well as any tax consequences under the laws of any state or other jurisdiction. See "Special Factors -- Certain Federal Income Tax Consequences."

Summary - The Merger
--------------------

     General.  Upon consummation of the Merger, Merger Sub will be merged with
     -------
and into the Company and the Company will be the Surviving Corporation. The Surviving Corporation will succeed to all the rights and obligations of the Company and Merger Sub.

     Treatment of Shares in the Merger.  Subject to the provisions of the Merger
     ---------------------------------
Agreement, at the effective time of the Merger (the "Effective Time"): (i) each Share of Common Stock outstanding immediately prior to the Effective Time, except for (a) Common Stock then owned by the PH II Stockholders, (b) Common Stock then owned by the Company and (c) Dissenting Shares, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (subject to any applicable withholding tax) $3.75 in cash, without interest (the "Merger Consideration"), upon surrender of the certificate(s) representing such Share(s) of Common Stock; (ii) each Share of Common Stock outstanding immediately prior to the Effective Time which is then owned by the PH II Stockholders shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding and from and after the Effective Time shall constitute shares of the Surviving Corporation;
(iii) each Share of Common Stock outstanding immediately prior to the Effective Time which is then owned by the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof; and (iv) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be canceled without any consideration payable therefor. See "The Merger Agreement -- General."

     Effective Time.  Pursuant to the Merger Agreement, the "Effective Time" of
     --------------
the Merger will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is agreed to between PH II, Merger Sub, and the Company, and as provided in the Certificate of Merger. See "The Merger Agreement -- General."

     Exchange of Share Certificates.  As soon as reasonably practicable after
     ------------------------------
the Effective Time, THT shall cause its transfer agent to act as a paying agent (the "Paying Agent"), and to mail to each holder of record as of the Effective Time (other than the Company and the PH II Stockholders), a letter of transmittal and instructions for use in effecting the surrender of stock certificates evidencing the Public Shares in exchange for payment in accordance with the Merger Agreement. Upon surrender to the Paying Agent of a stock certificate, together with a duly executed letter of transmittal, the holder thereof shall be entitled to receive cash in an amount equal to the product of the number of Shares of Common Stock represented by such certificate and the Merger Consideration in cash, without interest thereon, less any applicable withholding tax, and such certificate shall then be canceled. Until surrendered pursuant to the procedures described above, each certificate (other than certificates representing Shares of Common Stock owned by the Company or the PH II Stockholders and certificates representing Dissenting Shares), shall represent for all purposes solely the right to receive the Merger Consideration multiplied by the number of Shares of Common Stock evidenced by such certificate, without any interest thereon, subject to any applicable withholding obligation. See "The Merger Agreement -- General."

STOCKHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS.

     Conditions to the Merger.  Consummation of the Merger is subject to various
     ------------------------
conditions, including, among others: (i) the approval and adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding Shares of Common Stock entitled to vote thereon; (ii) the absence of any injunction preventing consummation of the Merger, and (iii) PH II having obtained financing for the transactions contemplated by the Merger Agreement, on terms and conditions and in amounts reasonably satisfactory to it. See "The Merger Agreement -- Conditions to the Merger."

     Termination.  The Merger Agreement may be terminated at any time prior to
     -----------
the Effective Time, whether before or after approval by the Stockholders, as follows: (i) by the mutual written consent of the Company (with the concurrence of the Special Committee) and PH II; (ii) by either the Company (with the concurrence of the Special Committee) or PH II if the Merger Agreement shall have been voted on by the Stockholders of the Company at the Special Meeting and the vote shall not have been sufficient to approve the Merger; (iii) by either the Company or PH II if any governmental entity has issued an order, decree or ruling prohibiting the Merger and such ruling has become final and non-appealable; (iv) by either the Company (with the concurrence of the Special Committee) or PH II in the event the Merger is not consummated by December 31, 1998, unless such date is extended upon the mutual agreement of the parties to the Merger Agreement; (v) by either the Company (with the concurrence of the Special Committee) or PH II if any of the respective conditions described above under "The Merger Agreement--Conditions to the Merger" are not satisfied or waived; (vi) by PH II if the Company's Board of Directors or the Special Committee has withdrawn, modified or amended its recommendation of the Merger Agreement or the Merger; or (vii) by the Special Committee on behalf of the Company if the Special Committee has withdrawn its recommendation of the Merger Agreement or the Merger. See "The Merger Agreement -- Conditions to the Merger-- Termination."

     Sources of Funds; Fees and Expenses. It is currently estimated that
     -----------------------------------
approximately $8,150,000 will be required to pay the Merger Consideration to the Public Stockholders (assuming no such holder exercises appraisal rights). It is currently anticipated that PH II will obtain such funding from financing being procured by PH II from a financial institution. In addition, it is currently estimated that approximately $200,000 will be required to pay the expenses of the Company, PH II and Merger Sub in connection with the Merger, including the fees and expenses of Advest. Such fees and expenses are currently anticipated to be supplied from the working capital of THT and PH II. PH II anticipates borrowing an aggregate of $8,250,000 to fund the Merger, although no assurance can be given as to the ability of PH II to procure the same. The consummation of such financing is a condition to the effectuation of the Merger. PH II anticipates borrowing the funds from a bank and anticipates securing such loan with the assets of the Company and its subsidiaries. See "Special Factors -- Sources of Funds; Fees and Expenses."

     Accounting Treatment.  The Merger will be accounted for at historical cost
     --------------------
in a manner similar to that in pooling of interests accounting.

     Appraisal Rights.  Under the DGCL, Stockholders who properly demand
     ----------------
appraisal prior to the Stockholder vote on the Merger Agreement, do not vote in favor of approval of the Merger Agreement and otherwise comply with the requirements of DGCL Section 262 will be entitled to statutory appraisal rights. Any deviation from the requirements of Section 262 may result in a forfeiture of statutory appraisal rights. See "The Special Meeting -- Appraisal Rights" and DGCL Section 262, a copy of which is attached hereto as Appendix C, and incorporated herein by reference.

     Solicitation of Proxies.  The Company will bear the costs of soliciting
     -----------------------
proxies from Stockholders. In addition to soliciting proxies by mail, Directors, Officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. See "The Special Meeting -- Solicitation of Proxies."

Summary - The Parties.
----------------------

     The Company.  The Company, a Delaware corporation, is engaged, through two
     -----------
operating subsidiaries, in the manufacture of fabricated steel products and the
manufacture of rolled paper products.   The Company's principal place of
business is located at 33 Riverside Avenue, Westport, Connecticut 06680, and its telephone number is (203) 226-6408.

     PH II.  PH II, a Delaware corporation, is a diversified financial company.
     -----
PH II's executive offices are located at 33 Riverside Avenue, Westport, Connecticut 06880 and its telephone number is (203) 226-8193.

     Merger Sub.  Merger Sub is a Delaware corporation recently organized by PH
     ----------
II for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. The sole stockholder of Merger Sub is PH II. Merger Sub's address and telephone number is the same as PH II's address and telephone number.

     Market Price and Dividend Information.  The  Shares of Common Stock are
     -------------------------------------
listed on Nasdaq under the symbol "TXHI." On September 10, 1998, the last trading day before the public announcement of PH II's proposal to acquire all the Public Shares, the reported closing price per Share of the Common Stock was $2.38. On ________ __, 1998, the last trading day prior to the date of this Proxy Statement, the reported closing sale price per Share of the Common Stock
was $______.   THT historically has not paid any dividends on its Shares of
Common Stock. For additional information concerning historical market prices of the Common Stock, see "Market Price And Dividend Information."

     Selected Historical Financial Data.  Certain selected historical financial
     ----------------------------------
data of the Company are set forth under "Selected Historical Financial Data." That data should be read in conjunction with the consolidated financial statements and related notes set forth under "Historical Financial Data."


                                SPECIAL FACTORS

     Background of the Merger.  Paul K. Kelly and Frederick A. Rossetti,
     ------------------------
Officers and Directors of PH II, also serve as Officers and Directors of the Company.

     On September 10, 1998, the Board of Directors of PH II determined that it was desirable for PH II to acquire all of the outstanding Shares of Common Stock held by the Company's Public Stockholders in a manner and at a price which would be fair and equitable to PH II and to the Stockholders of THT. On such date, PH II determined that the aggregate consideration of $3.50 per Share would be fair and equitable, and conveyed the same to the Board of Directors of THT.

     On September 11, 1998, the Special Committee was organized and the Special Committee gave Frederick A. Rossetti the authority, on behalf of the Company, to interview potential investment banking firms and to recommend to the Special Committee an investment banking firm which could evaluate the fairness of the PH II offer. Mr. Rossetti, on behalf of the Company, interviewed several investment banking firms and recommended to the Special Committee that Advest, Inc. be retained to opine as to the fairness of the PH II offer to acquire the Public Shares. The Company's recommendation to the Special Committee with respect to the retention of Advest was based, in part, on Advest's extensive experience in rendering such fairness opinions, Advest's reputation in the financial community, and the fee and structure of payment that Advest was willing to accept. The Special Committee approved the retention of Advest.

     Subsequent to the retention of Advest, the Board of Directors of PH II determined, based in part, upon further review and analysis of the Company, and discussions with Advest, that the Merger Consideration of $3.50 per Share conveyed to the Company's Board of Directors, although fair and equitable to the Public Stockholders, should be increased to $3.75 per Share. On September 25, 1998, PH II conveyed to THT that the Merger Consideration so offered was being increased.

     On October 1, 1998, Advest presented its fairness report and opinion to the Special Committee for such Committee's consideration. On such date, the Special Committee determined that the Merger Consideration was fair to the Public Stockholders and conveyed such determination to the Company's Board of Directors.

     On October 1, 1998, the Company's Board of Directors met and determined that the Merger was fair to the Public Stockholders and voted to present the terms of the Merger and the Merger Agreement to the Company's Stockholders for approval at a Special Meeting of the Company's Stockholders.

     Purpose and Structure of the Merger.  PH II's purpose for the Merger is to
     -----------------------------------
acquire all the Public Shares for the reasons described below. PH II has advised the Company that, in connection with its proposal of the Merger, PH II did not consider any alternatives that would have allowed the Public Stockholders to maintain an equity interest in the Company. In the Merger, each Public Share will be converted into the right to receive an amount in cash equal to the Merger Consideration, without interest. The acquisition of the Public Shares has been structured as a cash merger in order to provide a prompt and orderly transfer to PH II of the ownership of Public Shares.

     In determining to acquire the Public Shares at this time, PH II focused on a number of factors, including that the transaction would (i) significantly reduce the costs incurred by the Company in connection with the Company's reporting obligations and compliance under applicable securities laws and regulations; (ii) significantly reduce the legal and accounting costs incurred by the Company; (iii) allow PH II to retain all of the Company's earnings and cash flow; and (iv) yield potential overhead savings. The primary benefit to the Company's Public Stockholders is the opportunity to sell all of their Common Stock at a price which represents a substantial premium over trading prices in effect immediately prior to the announcement of the Merger, particularly given the relatively low trading volume of the Shares. In fact, the offered price nearly equals the highest level at which the Shares have traded in the past eight years. The structure of the transaction as a cash merger provides a cash payment at a premium price to all holders of outstanding Public Shares and an orderly transfer of ownership of the Public Shares to PH II. The structure of the Merger also ensures the acquisition by PH II and its affiliates of all the outstanding Public Shares. See "Special Factors -- Recommendation of the Special Committee; Fairness of the Merger" and "Special Factors -- Opinion of Financial Advisor to the Company." Following the Merger, it is anticipated that the Shares will be delisted from Nasdaq and the registration of such securities under the Exchange Act will be terminated, thereby allowing the Company to eliminate certain overhead costs (including the time devoted by its employees and the fees and expenses of various professional advisors and service providers of the Company), which relate exclusively to the Company being a public company. See "Special Factors -- Plans for the Company after the Merger" and "Special Factors -- Certain Effects of the Merger."

     Recommendation of the Special Committee; Fairness of the Merger.  At a
     ---------------------------------------------------------------
meeting duly called and held on October 1, 1998, the Special Committee unanimously determined that the Merger is fair to the Public Stockholders and recommended that the Board of Directors approve the Merger Agreement and the Merger.

     At the meeting of the Board of Directors held on October 1, 1998, a presentation was made by Frederick A. Rossetti, President of the Company, regarding the recent financial and operating performance of the Company, and regarding the Merger and the Merger Consideration to be received by the Public Stockholders. See "Special Factors -- Background of the Merger."

     In making its determination and recommendation, the Special Committee considered a number of factors including, without limitation, the following:

     (i)    The historical results of operations of the Company;

     (ii) The nature of the Company's business; the prospects for further growth both in the rolled paper product business segment and the fabricated steel product segment of the Company's business; the market share enjoyed in each market by the Company and the ability or lack thereof of the Company to capture a greater market share in such mature industry segments;

     (iii) The significant dependence and risks associated with the concentration of sales with a small group of customers.

     (iv) The opinion of Advest (attached as Appendix B hereto), the financial advisor to the Company, to the effect that, as of the date of such opinion, a price of $3.75 per Public Share was fair to the Public. See "Special
Factors -- Opinion of Financial Advisor to the Company" for a detailed description of certain of the financial analyses performed by Advest;

     (v) The increase in the per Share Merger Consideration to $3.75 per Share by PH II;

     (vi) The fact that since PH II's offer was first made at the close of business on September 10, 1998, no third party approached the Special Committee or the Company with respect to a potential acquisition of, or other transaction with, the Company; and

     (vii) The trading history of the Shares, with particular emphasis on (a) the fact that the Merger Consideration represents a 57.9% premium over the closing price of the Common Stock, as reported on Nasdaq on September 10, 1998, the last trading day prior to PH II's initial offer; and a 42.9% premium over the average closing price of the Common Stock on Nasdaq over the thirty trading day period ending on September 10, 1998, and (b) the significantly low trading volume in the Common Stock.

     In view of the circumstances and the wide variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to quantify or assign relative weights to the factors considered in its assessment of the Merger, and accordingly, the Special Committee did not do so.

     As mentioned above, the Special Committee considered as an important element of its assessment of the Merger, among the other factors described in this section, the analysis and opinion of Advest as to the fairness of the Merger Consideration. See "Special Factors -- Opinion of Financial Advisor to the Company."

     In its analysis, the Special Committee considered the fact that under the terms of the Merger Agreement, adoption of the Merger Agreement and approval of the Merger do not require an affirmative vote of holders of a majority of the Public Shares, and that such adoption and approval require only the affirmative vote of a majority of all the outstanding shares of Common Stock. As of October 1, 1998, the PH II Stockholders beneficially owned in the aggregate approximately 46% of the outstanding Shares of Common Stock and have agreed pursuant to the Merger Agreement to vote in favor of adoption of the Merger Agreement and approval of the Merger. As a result, approval of the Merger is virtually assured.

     With regard to the proposed financing of the Merger, the Special Committee considered the fact that the consummation of the Merger is conditioned on the ability of PH II to obtain adequate financing, and therefore consummation of the Merger is subject to the risk that such financing will not be obtained. The Special Committee also took into consideration the fact that the Public Stockholders will not have the opportunity to participate in any future growth of the Company following consummation of the Merger. The Special Committee noted, however, that because the Merger Consideration is to be paid in cash, following consummation of the Merger, the Public Stockholders will no longer be exposed to the risk that equity securities of the Surviving Corporation may decline in value. The Special Committee also was aware that the PH II Stockholders will be entitled to benefit from any increase in the value of the Company following the Merger by virtue of their equity interest in the Surviving Corporation.

     Recommendation of the Board of Directors.  On October 1, 1998, by unanimous
     ----------------------------------------
vote of all Directors then present and voting, based in part on the recommendation and approval of the Special Committee, the Company's Board of Directors (i) determined that the Merger and the transactions contemplated by the Merger Agreement are fair, equitable and in the best interests of the Company and its Stockholders, (ii) approved and adopted the Merger Agreement and (iii) recommended that the Stockholders vote in favor of the Merger. In considering the recommendation of the Board of Directors with respect to the Merger, Stockholders should be aware that certain Officers and Directors of the Company and PH II have interests in the Merger which may present them with certain potential conflicts of interest in connection with the Merger. See "Special Factors -- Interests of Certain Persons in the Merger." Paul K. Kelly, an Officer and Director of both PH II and the Company, did not attend such Board meeting.

     Opinion of Financial Advisor to the Company.  Advest has acted as financial
     -------------------------------------------
advisor to the Company in connection with the Merger. Advest was selected by the Special Committee, upon recommendation of the Company, because of its expertise and reputation of its senior professionals in the areas of mergers and acquisitions, and "going private" transactions, and Advest's proposed fee and fee structure in connection with the rendering of its opinion to the Company. Advest, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     On October 1, 1998, Advest rendered its opinion to the Board of Directors of the Company to the effect that, as of the date of such opinion, the cash consideration of $3.75 per Share (the "Consideration") to be received by the holders of Shares of THT Inc. Common Stock is fair, from a financial point of view, to the Company's Stockholders.

     A COPY OF THE ADVEST OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY ADVEST IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE. THE ADVEST OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CASH CONSIDERATION OF $3.75 PER SHARE TO BE RECEIVED BY THE HOLDERS OF THT COMMON STOCK IN THE MERGER. THE ADVEST OPINION DOES NOT ADDRESS THE FAIRNESS OF THE NON-CASH ELECTION SHARES TO BE RETAINED BY THE HOLDERS OF THT COMMON STOCK WHO ELECT NOT TO RECEIVE THE CONSIDERATION IN THE MERGER. THE ADVEST OPINION WAS PROVIDED AT THE REQUEST AND FOR THE INFORMATION OF THE COMPANY'S BOARD OF DIRECTORS IN EVALUATING THE CONSIDERATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER CONCERNING WHETHER TO ELECT TO RECEIVE THE CONSIDERATION OR VOTE IN FAVOR OF TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. THE SUMMARY OF THE ADVEST OPINION SET FORTH IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ADVEST OPINION ATTACHED AS APPENDIX B HERETO. STOCKHOLDERS OF THT SHOULD READ THE ADVEST OPINION CAREFULLY IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY ADVEST IN RENDERING ITS OPINION. ADVEST HAS CONSENTED TO THE

REFERENCES TO ADVEST AND THE ADVEST OPINION IN THIS PROXY STATEMENT, AND TO THE ATTACHMENT OF THE ADVEST OPINION TO THIS PROXY STATEMENT AS AN APPENDIX HERETO.

     In arriving at the Advest Opinion, Advest: (i) reviewed the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for the fiscal years ended September 30, 1992, 1993, 1994, 1995, 1996 and 1997;
(ii) reviewed the Company's unaudited quarterly filings for the past two fiscal years; (iii) reviewed certain interim financial analysis and forecasts for THT prepared by management of the Company; (iv) reviewed projected financial statements of the Company prepared by management of the Company; (v) held discussions with management of the Company regarding the business, operations and prospects of the Company; (vi) reviewed the management agreement between THT and Stuart Management Company; (vii) performed various financial analyses, as we deemed appropriate, of the Company using generally accepted analytical methodologies, including: (a) analysis of premiums paid in public merger and acquisition transactions; (b) the application of the public trading multiples of companies which we deemed comparable to the Company to the financial results of the Company; (c) the application of the multiples reflected in recent public mergers and acquisitions for businesses which we deemed comparable to the Company to the financial results of the Company; (d) a discounted projected cash flow analysis; and (e) reviewed the historical trading prices and volumes of the Shares on Nasdaq; and (viii) Reviewed such other materials and performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

     Advest assumed and relied, without independent verification, upon the accuracy and completeness of all the information supplied or otherwise made available to Advest by the Company or from other sources, and upon the assurance of the Company's management that they were not aware of any information or facts that would make the information provided to Advest incomplete or misleading. Advest did not undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Advest furnished with any such appraisals. With respect to the projected financial statements referenced in the preceding paragraph, Advest was advised by the Company, and assumed without independent investigation, that they were reasonably prepared and reflected the best currently available estimates and judgements of the future results of operations and financial condition at and for the periods specified therein, and Advest expressed no opinion with respect to such financial statements.

     No limitations were imposed by the Company on the scope of Advest's investigation or the procedures to be followed by Advest in rendering the Advest Opinion. The Advest Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated by Advest on the date of the Advest Opinion. Advest disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Advest Opinion which might come or be brought to Advest's attention after the date of the Advest Opinion. The Advest Opinion did not constitute a recommendation as to any action taken by the Board of Directors or the Company and did not constitute a recommendation to any Stockholder with respect to whether to elect to receive the Consideration or vote in favor of the transactions contemplated by the Merger Agreement, and should not be relied upon by any Stockholder as such. Advest and the Company entered into a letter-form engagement agreement dated September 16, 1998 (the "Engagement Agreement"), pursuant to which Advest was retained to render the Advest Opinion. The Advest Opinion stated Advest's understanding that such opinion would be used by the Company's Board of Directors solely in connection with its consideration of the fairness of the Consideration to be received in the Merger by the Stockholders of the Company and for no other purpose, and that in rendering the Advest Opinion, Advest specifically disclaims being engaged as an agent or fiduciary of the Company's Stockholders or any third party.

     By virtue of the foregoing provisions of the Engagement Agreement and the inclusion of such disclaimer in the Advest Opinion, Advest believes that the Company's Stockholders cannot rely upon the Advest Opinion to support any claims against Advest arising under applicable state law. The availability of any such defense will, however, be resolved by a court of competent jurisdiction applying applicable state law to the relevant facts, and the resolution of the question of the availability of any such defense will have no effect on the rights and responsibilities of the Company's Board of Directors under applicable state law. Furthermore, the availability of such a state law defense to Advest would have no effect on the rights and responsibilities of either Advest or the Company's Board of Directors under the federal securities laws.

     The Advest Opinion related solely to the fairness, from a financial point of view, of the Consideration to be received by the Stockholders in the Merger, and Advest expressed no opinion as to the structure, terms or effect of any other aspect of the Merger of the provisions of the Merger Agreement.

     The following is a summary of all of the material financial analyses performed by Advest in arriving at the Advest Opinion and was provided by Advest for inclusion herein.

     Stock Trading History.  Advest reviewed the history of the trading prices
     ----------------------
and trading volume of THT Common Stock since September 23, 1993 and the relative trading price of THT Common Stock over the prior twelve month, six month, three month and one month periods, respectively, in relation to the market prices of
(i) the Standard & Poor's Small Cap Manufacturers Index (the "S&P Small Cap"), and (ii) the Russell 2000 Index (the "Russell 2000"). Such analysis showed the THT Common Stock outperformed the Russell 2000 and S&P Small Cap over the latest twelve month period ending September 10, 1998 and the last month period ending September 10, 1998, underperformed both indices over the last three months and recorded mixed results on a six month basis. As noted below, in arriving at its opinion, Advest considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis, factor or ratio considered by it.

     The Premiums Paid Analysis.  The premiums paid analysis performed by Advest
     ---------------------------
based upon published studies of premiums paid in merger and acquisition transactions including, overall transactions, transactions less than $25.0 million, cash transactions, and transactions with stock prices under $10, reflected an implied value of between $2.99 and $3.25 per Share for THT based upon the price of THT Common Stock one week prior to the public announcement of the Merger. As noted below, in arriving at its opinion, Advest considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis, factor or ratio considered by it.

     Selected Comparable Public Company Analysis.  Advest compared selected
     --------------------------------------------
financial and operating data of THT to the corresponding data of a group of publicly traded companies that Advest deemed to be similar to THT. In determining the appropriate comparable company universe for THT, Advest considered a variety of factors including market capitalization, revenues, cash flow, and business focus. These companies included: Cone Mills Corporation, Culp, Inc., Encore Wire Corporation, WorldTex, Inc., Johnston Industries, Inc., TexFi Inc., NN Ball & Roller Inc. and Plymouth Rubber Company, Inc. (collectively, the "Comparable Companies"). Advest calculated multiples of Enterprise Value (defined as market value plus total debt less cash and cash equivalents), to the latest twelve months ("LTM") revenues and LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA"). Advest also calculated multiples of the market value of equity to LTM earnings per Share ("EPS"). Finally, Advest calculated multiples of the market value of equity to book value per Share. The multiple of LTM revenues ranged from .5x to 1.4x, with mean and median multiples of .7x and .5x, respectively (as compared to .8x for THT), implying a value of $3.71 per Share for THT based upon the mean of the multiples for the comparable companies. The multiple of LTM EBITDA ranged from 4.3x to 13.0x, with mean and median multiples of 7.4x and 6.6x, respectively (as compared to 4.3x for THT), implying a value of $6.88 per Share for THT on a similar basis. The multiple of book value ranged from 0.6x to 1.9x, with mean and median multiples of 1.1x and 0.9x (as compared to 1.7x for THT), implying a value of $2.41 per Share for THT on a similar basis. The multiple of LTM EPS ranged from 4.7x to 16.3x, with mean and median multiples of 10.7x and 11.0x, respectively (as compared to 8.6x for THT), implying a value of $4.68 per Share for THT on a similar basis. As noted below, in arriving at the Advest Opinion, Advest considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis, factor or ratio considered by Advest.

     Comparable Transaction Analysis.  Advest considered the terms, to the
     --------------------------------
extent publicly available, of selected transactions comparable to the Merger (the "Comparable Transactions") and sought to compare the Consideration with the considerations involved in such transactions. The Comparable Transactions were as follows: the completed acquisition of Teledyne Packaging by CCL Industries, Inc., the completed acquisition of Carewell Industries Inc. by Playtex Products, Inc., the completed acquisition of Tranzonic Corporation by Linsalata Capital Partners, the completed acquisition of Elastic Corporation of America by Worldtex, Inc., and the completed acquisition of Texfi's knitted narrow fabric plant by Worldtex, Inc. Advest reviewed the multiples of (i) Enterprise Value to LTM revenues and LTM EBITDA, and (ii) Market Value of Equity to Net Income for each of the Comparable Transactions. The multiple of LTM revenues ranged from 0.5x to 1.6x with mean and median multiples of 1.0x and 0.8x, respectively (as compared to 0.8x for THT), implying a value of $4.93 per Share for THT based upon the mean of the multiples in the comparable transactions. The multiple of LTM EBITDA ranged from 6.1x to 7.5x, with a mean multiple of 6.8x, respectively (as compared to 4.3x for THT), implying a value of $6.34 per Share for THT on a similar basis. As noted below, in arriving at the Advest Opinion, Advest considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis, factor or ratio considered by Advest.

     Discounted Cash Flow Analysis.  Advest performed discounted cash flow
     ------------------------------
analyses of the projected free cash flows of THT for the fiscal years 1999 through 2002 based on projections prepared by management. The discounted cash flow analyses of THT were determined by (i) adding (a) the present value of the projected free cash flows of THT, (b) the present value of the estimated terminal value at the end of 2002, and (ii) subtracting the current net debt outstanding of THT. The range of estimated terminal values at the end of the five-year period was calculated by applying perpetual growth rates varying from 0.5% to 1.5% to the free cash flow at the end of 2002. Estimated cash flows and terminal values were discounted to present value using discount rates ranging from 28.21% to 31.01%. Based on such terminal value assumptions and discount rates, the sum of the present values of projected cash flows resulted in equity reference ranges for THT of approximately $3.57 to $3.95 per Share. As noted above and below, however, Advest considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis, factor or ratio considered by Advest.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Advest considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis, factor or ratio considered by it. Subject to the matters set forth in the Advest Opinion, the judgments made by Advest as to its analyses and the factors considered by Advest caused Advest to be of the opinion, as of the date of the Advest Opinion, that the Consideration was fair, from a financial point of view, to the holders of the Company's Common Stock. Advest's analyses must be considered as a whole and considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Advest Opinion. In performing its analyses, Advest made numerous assumptions with respect to the industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in Advest's analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals or to reflect the prices at which businesses or companies may be sold in the future and such estimates are inherently subject to uncertainty.

     Advest is a nationally-recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers, acquisitions, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The extensive experience of Advest's investment banking group in providing corporate finance and advisory services to companies was a significant factor in the Company's decision to select Advest to provide the fairness opinion for the Merger.

     In the ordinary course of business, Advest may have traded the securities of the Company for its own account and the accounts of its customers and, accordingly, may at any time hold a long or a short position in such securities. Advest may provide investment banking or financial advisory services to the Company or PH II in the future.

     Pursuant to the Engagement Letter, THT paid Advest a fee of $80,000 (the "Fairness Opinion Fee") upon delivery of the Advest Opinion. THT has also agreed to reimburse Advest for its out-of-pocket expenses incurred by it in connection with its engagement, including all fees and expenses of its counsel. In addition, THT has agreed to indemnify Advest against certain expenses and liabilities in connection with its engagement.

     Plans For the Company After the Merger.  Except as indicated in this Proxy
     --------------------------------------
Statement, PH II does not have any present plans or proposals which relate to, or would result in, an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, any material change in the present dividend rate or policy of indebtedness or capitalization of the Company, or any other material changes in the Company's corporate structure or business or the composition of the Board of Directors or management of the Company.

     Upon consummation of the Merger, PH II currently intends to retain the Company as a wholly owned subsidiary of PH II. PH II anticipates that the assets, business and operations of the Company will be continued substantially as they are currently being conducted. Management of PH II may, however, cause the Company to make such changes as are deemed appropriate and intends to continue to review the Company and its assets, businesses, operations, properties, policies, corporate structure, capitalization and management and consider if any changes would be desirable in light of the circumstances then existing.

     Interests of Certain Persons in the Merger.   In considering the
     -------------------------------------------
recommendations of the Board of Directors with respect to the Merger, the Public Stockholders should be aware that certain Officers and Directors of the Company have certain interests summarized below that may be in addition to, or different from, the interests of the Public Stockholders. The Special Committee and the Board of Directors were aware of these interests and considered them along with other matters described under "Special Factors -- Recommendation of the Special Committee; Fairness of the Merger."

     Common Stock Ownership.  As of October 1, 1998, PH II beneficially owned in
     ----------------------
the aggregate 1,811,350 Shares of Common Stock. Messrs. Rossetti and Kelly, Officers and Directors of PH II, are also Officers and Directors of PH II. Neither Mr. Rossetti nor Mr. Kelly owns in the aggregate any Shares of Common Stock of THT. See "Security Ownership of Management and Certain Beneficial Owners."

     Directors and Officers. The Merger Agreement provides that after the
     ----------------------
Merger, the Officers and Directors of Merger Sub will become the officers and directors of the Surviving Corporation.

     Indemnification of Officers and Directors.  PH II has agreed in the Merger
     -----------------------------------------
Agreement, subject to certain limitations, that all rights to indemnification with respect to matters occurring through the Effective Time, existing in favor of Directors, Officers or employees of the Company as provided in the Company's Certificate of Incorporation or By-Laws, as amended, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. The Company's Certificate of Incorporation and By-Laws, as amended, provide for indemnification of the Company's Directors and Officers under certain circumstances for actions taken on behalf of the Company.

     See "Certain Transactions" for disclosure of other transactions occurring in connection with the Merger and other relationships considered by the Board of Directors.

     Perspective of PH II on the Merger.  PH II, based in part upon the opinion
     ----------------------------------
of Advest, and the determination by the Special Committee and the Board of Directors of the Company that the Merger is fair to, and in the best interests of the Public Stockholders, believes that the Merger Consideration is fair to the Public Stockholders from a financial point of view. PH II did not attach specific weights to any factors in reaching its belief as to fairness.

     Certain Effects of the Merger.  As a result of the Merger, all of the
     -----------------------------
Shares of the Surviving Corporation will be owned directly by PH II. Therefore, following the Merger, the Public Stockholders will no longer benefit from any increases in the value of the Company and will no longer bear the risk of any decreases in the value of the Company. In addition, following the Merger, the interest of PH II in the Company's net book value and net income will increase
to 100% from a current level of approximately 46%.   Following the Merger, PH II
will benefit from any increases in the value of the Company and also bear the risk of any decreases in the value of the Company.

     The Public Stockholders will have no continuing interest in the Company following the Merger. As a result, the Shares of Common Stock will no longer meet the requirements of Nasdaq for continued listing and will, therefore, be delisted from Nasdaq. The Shares of Common Stock are currently registered under the Exchange Act. Registration under the Exchange Act may be terminated upon application of the Company to the Securities and Exchange Commission if such securities are not listed on a national securities exchange or quoted on Nasdaq and there are fewer than 300 record holders of such securities. Termination of registration of the Common Stock under the Exchange Act would mean certain provisions of the Exchange Act, such as the short-swing trading provisions of
Section 16(b), the requirement to file periodic reports, the requirement of furnishing a proxy statement in connection with Stockholders' meetings pursuant to Section 14(a), and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, would no longer be applicable to the Company. If registration of the Shares of Common Stock under the Exchange Act is terminated, the Common Stock would no longer be eligible for Nasdaq listing. In addition, "affiliates" of the Company and persons holding "restricted securities" of the Company might as a result be deprived of the ability to dispose of such securities pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act"). It is the present intention of PH II to seek to cause the Company to make an application for the termination of the registration of the Common Stock under the Exchange Act as soon as practicable after the Effective Time of the Merger.

     Certain Federal Income Tax Consequences.  The receipt of cash in exchange
     ---------------------------------------
for Common Stock pursuant to the Merger will be a taxable transaction for United States Federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Stockholder will generally recognize gain or loss for U.S. Federal income tax purposes in an amount equal to the difference between such Stockholder's adjusted tax basis in such Stockholder's Common Stock and the consideration received by such Stockholder in the Merger. Such gain or loss will be calculated separately for each block of Common Stock exchanged by a Stockholder. Such gain or loss shall be treated as long-term capital gain or loss if, at the Effective Time, the Common Stock was held for more than one year. In the case of individuals, such gain or loss will be subject to U.S. Federal income tax at a maximum rate of 20%.

     The aggregate amount of Merger Consideration paid for a Stockholder's Common Stock will be reported to the Internal Revenue Service (the "IRS"). A"backup" withholding at a rate of 31% will apply to payments made to a Stockholder (other than corporations and certain other exempt Stockholders) unless the Stockholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Stockholder under the "backup" withholding rules will be allowed as a refund or credit against such Stockholder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS. The foregoing discussion of the taxable consequences of the Merger is included herein for informational purposes only and should not be relied upon by any Stockholder as tax advice.
           ---

     EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

     Risk of Fraudulent Conveyance.  If a court in a lawsuit brought by an
     -----------------------------
unpaid creditor or representative of creditors, such as a trustee in bankruptcy, or by the Surviving Corporation, if the Surviving Corporation became a debtor in possession, were to find that at the Effective Time or at the time the Surviving Corporation distributed the Merger Consideration to the Public Stockholders, the Surviving Corporation (a) made such payment with fraudulent intent, or (b) received less than a reasonably equivalent value or consideration in exchange for the Merger Consideration, and the Surviving Corporation (i) was insolvent,
(ii) had unreasonably small assets, property or capital in relation to its ongoing business, or (iii) would be unable to pay its debts as they came due or matured, such court could (A) find that the Merger, the Merger Consideration and the financing thereof constituted fraudulent transfers or conveyances, (B) void the Merger and require that the assets of the Surviving Corporation be placed in a fund for the benefit of the Company's creditors, (C) void the distribution of the Merger Consideration to the Public Stockholders and require that the Public

Stockholders return the same to the Surviving Corporation or a fund for the benefit of its creditors, and/or (D) void or modify the rights and obligations with respect to the financing of the Merger.

     The measure of insolvency for the purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, the Surviving Corporation would be considered insolvent if the sum of the Surviving Corporation's assets is less than the amount that it will be required to pay its probable liability on its debts as they become due. No assurance can be given as to the method a court would use to determine whether the Surviving Corporation was insolvent at the Effective Time or at the time the Surviving Corporation distributed the Merger Consideration, nor can assurance be given that a court would not find that the Surviving Corporation was insolvent at the Effective Time. The voiding of the Merger Consideration as described above could result in the Public Stockholders losing the entire value of their equity investment in the Company.

     Management of the Company believes that the payments to be made in connection with the Merger will be made for proper purposes and in good faith, and that, based on present forecasts and other financial information, the Company is, and the Surviving Corporation will be, solvent, and will have sufficient assets, property and capital to conduct its ongoing business and pay its debts as they come due and mature.

     Anticipated Accounting Treatment.  The Merger will be accounted for at
     --------------------------------
historical cost in a manner similar to that in pooling of interests accounting.

     Regulatory Approvals.  No federal or state regulatory approvals are
     --------------------
required to be obtained, nor any regulatory requirements complied with, in connection with the consummation of the Merger by any party to the Merger Agreement, except for (i) the requirements of the DGCL in connection with stockholder approvals and consummation of the Merger and (ii) the requirements of federal securities laws.

     Sources of Funds; Fees and Expenses.  PH II intends to fund the payment of
     -----------------------------------
the Merger Consideration with financing procured by PH II from a financial institution. In addition, it is currently estimated that approximately $200,000 will be required to pay the expenses of the Company, PH II and Merger Sub in connection with the Merger, including the fees and expenses of Advest. Such fees and expenses are currently anticipated to be supplied from the working capital of THT and PH II. PH II anticipates borrowing an aggregate of $8,250,000 to fund the Merger, although no assurance can be given as to the ability of PH II to procure the same. The consummation of such financing is a condition to the effectuation of the Merger. PH II anticipates borrowing the funds from a bank and anticipates securing such loan with the assets of the Company and its subsidiaries. See "The Merger Agreement -- Conditions to the Merger -- Fees and Expenses."

                              THE SPECIAL MEETING

     Matters to Be Considered at the Special Meeting.  Each copy of this Proxy
     -----------------------------------------------
Statement mailed to Stockholders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The Special Meeting is scheduled to be held at 10:00 a.m., on December 15, 1998, at the offices of the Company, 33 Riverside Avenue, Westport, Connecticut 06880. At the Special Meeting, Stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and (ii) such other matters as may properly be brought before the Special Meeting.

     On October 1, 1998, the Board of Directors, based upon the unanimous recommendation of the Special Committee with respect to the fairness of the Merger and the Merger Agreement, determined that the Merger and the Merger Agreement are fair to, and in the best interests of, the Company and its Public Stockholders and approved the Merger and the Merger Agreement by unanimous vote of all directors present at the relevant meeting. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "Special Factors -- Background of the Merger," "Special Factors -- Purpose and Structure of the Merger" and "Special Factors -- Recommendations of the Special Committee; Fairness of the Merger." PH II has agreed to vote, or cause to be voted, all of the Shares then owned by the PH II Stockholders in favor of the approval of the Merger and the authorization and adoption of the Merger Agreement.

     STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

     Record Date and Voting.  The Board of Directors has fixed the close of
     ----------------------
business on November 6, 1998, as the Record Date for the determination of the holders of Shares of Common Stock entitled to notice of, and to vote at, the Special Meeting. Only Stockholders of record at the close of business on that date will be entitled to receive notice of, or to vote at, the Special Meeting. At the close of business on the Record Date, there were 3,982,605 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 1,100 stockholders of record and/or beneficially in "street name."

     Each holder of Common Stock on the Record Date will be entitled to one vote for each Share held of record. The presence, in person or by proxy, of a majority of the outstanding Shares of Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions (including broker non-votes) will be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

     If the enclosed proxy card is properly executed and received by the Company in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Properly executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement.

     The Board of Directors is not aware of any matters other than that set forth in the Notice of Special Meeting of Stockholders that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, including a motion to adjourn the Meeting for the purpose of soliciting additional proxies, the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters in their discretion, except that Shares represented by proxies which have been voted "against" the Merger Agreement will not be used to vote "for" adjournment of the Special Meeting for the purpose of allowing additional time for soliciting additional votes "for" the Merger Agreement. See "The Special Meeting -- Vote Required; Revocability of Proxies."

     STOCKHOLDERS SHOULD NOT FORWARD ANY COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO STOCKHOLDERS BY THE COMPANY'S PAYING AGENT, PROMPTLY AFTER THE EFFECTIVE TIME.

     Vote Required; Revocability of Proxies.  The affirmative vote of holders of
     --------------------------------------
a majority of the outstanding Shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. As of the Record Date, PH II Stockholders owned, in the aggregate, 1,811,350 shares of Common Stock, representing approximately 46% of such Shares outstanding. PH II has agreed to vote, or cause to be voted, all of the Shares then owned by the PH II Stockholders in favor of the approval of the Merger and the authorization and adoption of the Merger Agreement, and accordingly approval of the same is virtually assured.

     Since the required vote of the Stockholders on the Merger Agreement is based upon the total number of outstanding Shares of Common Stock, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Stockholder will have the same effect as a vote against approval and adoption of the Merger Agreement. Brokers holding Shares of Common Stock as nominees will not have discretionary authority to vote such Shares in the absence of instructions from the beneficial owners thereof.

     A Stockholder may revoke a proxy at any time prior to its exercise by (i) delivering to Jeffrey B. Gaynor, Secretary, THT Inc., 33 Riverside Avenue, Westport, Connecticut 06880, a written notice of revocation prior to the Special Meeting; (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person. The presence of a Stockholder at the Special Meeting will not in and of itself automatically revoke such Stockholder's proxy.

     If for any reason the Special Meeting is adjourned, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

     The obligations of the Company and PH II to consummate the Merger are subject, among other things, to the condition that the Stockholders approve and adopt the Merger Agreement. See "The Merger Agreement -- Conditions to the Merger."

     Appraisal Rights.  Under the DGCL, record holders of Shares of Common Stock
     ----------------
who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger Agreement will be entitled to have their Shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court. The following is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Appendix C.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 calendar days prior to the Meeting, the Company must notify each of the holders of Common Stock at the close of business on the Record Date that such appraisal rights are available and include in each such
notice a copy of Section 262.   This Proxy Statement constitutes such notice.
Any Stockholder wishing to exercise appraisal rights should review the following discussion and Appendix C carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A holder of Shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the approval and adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's Shares of Common Stock. Such demand will be sufficient if it reasonably informs the Company of the identity of the Stockholder and that the Stockholder intends thereby to demand the appraisal of his Shares. A proxy or vote against
the Merger Agreement will not constitute such a demand.   In addition, a holder
of Shares of Common Stock wishing to exercise appraisal rights must hold of record such Shares on the date the written demand for appraisal is made and must continue to hold such Shares through the Effective Time.

     Only a holder of record of Shares of Common Stock is entitled to assert appraisal rights for the Shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates. Holders of Common Stock who hold their Shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of Shares of Common Stock should be sent or delivered to Jeffrey B.

Gaynor, Secretary, THT Inc., 33 Riverside Avenue, Westport, Connecticut 06880, so as to be received before the vote on the approval and adoption of the Merger Agreement at the Special Meeting.

     If the Shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker holding Shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of Shares as to which appraisal is sought and where no number of Shares is expressly mentioned the demand will be presumed to cover all Shares of Common Stock held in the name of the record owner.

     Within 10 calendar days after the Effective Time, the Company, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of
Section 262 and who has not voted in favor of the Merger Agreement. Within 120 calendar days after the Effective Time, the Company, or any Stockholder entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all such Stockholders. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the Shares of Common Stock. Accordingly, it is the obligation of the Stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262.

     Within 120 calendar days after the Effective Time, any Stockholder of record who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of Shares of Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. Such statement must be mailed within 10 calendar days after a written request therefor has been received by the Company.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the Stockholders entitled to appraisal rights and will appraise the "fair value" of the Shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their Shares of Common Stock as determined under Section 262 could be more than, the same as or less than the amount per Share that they would otherwise receive if they did not seek appraisal of their Shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of Shares of Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Shares of Common Stock entitled to appraisal.

     The Court may require Stockholders who have demanded an appraisal and who hold Common Stock represented by certificates to submit their certificates of Common Stock to the Court for notation thereon of the pendency of the appraisal proceedings. If any Stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such Stockholder.

     Any Stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the Shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Shares (except dividends or other distributions payable to holders of record of Shares of Common Stock as of a date prior to the Effective Time).

     If any Stockholder who demands appraisal of Shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the Shares of Common Stock of such holder will be converted into the right to receive the Merger Consideration in accordance with the Merger Agreement, without interest. A Stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed
within 120 calendar days after the Effective Time.   A Stockholder may withdraw
a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 calendar days after the Effective Time will require the written approval of the Company. Once a petition for appraisal has been filed, such appraisal proceeding may not be dismissed as to any Stockholder without the approval of the Court.

     Solicitation of Proxies. The Company will bear the costs of soliciting
     -----------------------
proxies from Stockholders. In addition to soliciting proxies by mail, Directors, Officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated by reference herein. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement. Stockholders are urged to read the Merger Agreement carefully and in its entirety.

General.
-------

     The Merger. The Merger Agreement provides for the merger of Merger Sub with
     ----------
and into the Company. The Company will be the Surviving Corporation and it will continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of Merger Sub shall cease. The Surviving Corporation shall possess all the property, rights, privileges, immunities, powers and franchises of Merger Sub and the Surviving Corporation shall assume and become liable for all liabilities, obligations and penalties of the Company and Merger Sub. Notwithstanding the foregoing, PH II, at its sole election, may substitute any direct or indirect wholly owned subsidiary of PH II for Merger Sub.

     Effective Time of Merger. The Effective Time will occur upon the filing of
     ------------------------
the Certificate of Merger with the Delaware Secretary of State or at such time thereafter as is agreed to between PH II and the Company and provided in the Certificate of Merger. See "The Merger Agreement --Conditions to the Merger."

     Treatment of Shares in the Merger. At the Effective Time: (a) each Share of
     ---------------------------------
Common Stock outstanding immediately prior to the Effective Time, except for (i) Shares of Common Stock then owned by the PH II Stockholders; (ii) Shares of Common Stock then owned by the Company; and (iii) Dissenting Shares, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $3.75 in cash, without interest, upon surrender of the certificate(s) representing such Share(s) of Common Stock; (b) each Share of Common Stock outstanding immediately prior to the Effective Time which is then owned by the PH II Stockholders shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding and from and after the Effective Time shall constitute Shares of the Surviving Corporation; and (c) each Share of Common Stock outstanding immediately prior to the Effective Time which is then owned by the Company or any subsidiary of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

     Under the DGCL, record holders of Shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger Agreement will be entitled to have their Shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court. See "The Special Meeting -- Appraisal Rights."

     Each Share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

     Certificate of Incorporation and By-Laws. The Certificate of Incorporation
     ----------------------------------------
and By-Laws, as amended, of the Company in effect at the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     Surrender of Stock Certificates.  PH II has designated North American
     -------------------------------
Transfer Co. to act as the Paying Agent under the Merger Agreement. At or prior to the Effective Time, PH II shall deposit with the Paying Agent cash in an aggregate amount equal to the sum of the product of: (A) the number of Shares of Common Stock outstanding immediately prior to the Effective Time (other than Common Stock owned by the PH II Stockholders or the Company or Dissenting Shares) (the "Total Shares"); and (B) the Merger Consideration (such aggregate amount being hereinafter referred to as the "Exchange Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for under the Merger Agreement out of the Exchange Fund.

     As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record as of the Effective Time (other than the Company and the PH II Stockholders) of an outstanding certificate or certificates for Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of such certificates for payment in accordance with the Merger Agreement. Upon the surrender to the Paying Agent of a Certificate, together with a duly executed letter of transmittal, the holder thereof shall be entitled to receive cash in an amount equal to the product of the number of Shares of Common Stock represented by such Certificate and the Merger Consideration, less any applicable withholding tax, and such Certificate shall then be canceled.

     Until surrendered pursuant to the procedures described above, each Certificate (other than Certificates representing Shares of Common Stock owned by the Company or the PH II Stockholders and Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration in cash multiplied by the number of Shares of Common Stock evidenced by such Certificate, without any interest thereon, subject to any applicable withholding obligation. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for an amount in cash equal to the Merger Consideration multiplied by the number of Shares of Common Stock evidenced by such Certificate, without any interest thereon, subject to any withholding obligation.

     Any portion of the Exchange Fund which remains unclaimed by the Stockholders of the Company for one year after the Effective Time (including any interest received with respect thereto) shall be repaid to the Surviving Corporation, upon demand. Any Stockholders who have not theretofore complied with the procedures set forth above shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration per Share of Common Stock, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law. Notwithstanding the foregoing, neither the Paying Agent nor any party to the Merger Agreement shall be liable to any holder of certificates formerly representing Shares of Common Stock for any amount to be paid to a public official in good faith pursuant to any applicable abandoned property, escheat or similar law.

     Representations and Warranties.  The Merger Agreement contains various
     ------------------------------
representations and warranties of the Company to PH II and Merger Sub, including with respect to the following matters: (i) the due organization and valid existence of the Company and its subsidiaries and similar corporate matters;
(ii) the capitalization of the Company and its subsidiaries; (iii) the due authorization, execution and delivery of the Merger Agreement, its binding effect on the Company; (iv) regulatory filings and approvals, and the lack of conflicts between the Merger Agreement and the transactions contemplated thereby with the Company's Certificate of Incorporation or By-Laws or any contract to which it or its subsidiaries are parties; (v) the accuracy of the Company's filings with the Securities and Exchange Commission, the Company's financial statements and the absence of undisclosed liabilities; (vi) the absence of undisclosed pending or threatened litigation; (ix) the absence of defaults or violations of the Company's Certificate of Incorporation or By-Laws, as amended or certain agreements; and (x) various other matters. Such representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

     The Merger Agreement also includes certain representations and warranties by PH II and Merger Sub, including representations and warranties regarding: the due organization, good standing and authority to conduct business and own, lease and operate the properties of PH II and Merger Sub; the authority to enter into the Merger Agreement; the absence of conflict between the transactions contemplated by the Merger Agreement with other agreements and documents; consents and approvals; and the conduct of business by Merger Sub.

     Conduct of the Business Pending the Merger.  The Company has agreed that,
     ------------------------------------------
except as expressly contemplated in the Merger Agreement or as agreed to by PH II, during the period from the date of the Merger Agreement and continuing until the earlier of termination of the Merger Agreement or the Effective Time, the business of the Company and its subsidiaries will be conducted only in the ordinary and usual course and in all material respects in compliance with all applicable legal requirements, and to the extent consistent therewith, each of the Company and its subsidiaries will use its commercially reasonable efforts to preserve its business organization intact and maintain its existing relationships with customers, suppliers, employees, creditors, and business partners and to maintain customary levels of insurance coverage with respect to its assets and operations. The Company has further agreed that during such period, and subject to the same exceptions, the

Company will not, and will not permit its subsidiaries to, among other things:
(i) amend its or its subsidiaries' Certificate of Incorporation or ByLaws; (ii) declare, set aside, or pay any dividend or other distribution in respect of any of its capital stock or that of its subsidiaries, other than those dividends or other distributions payable solely to the Company or one of its wholly-owned subsidiaries; (iii) redeem, purchase or otherwise acquire any shares of capital stock of the Company or its subsidiaries; (iv) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries; (v) split, combine, or reclassify the outstanding capital stock of the Company or its subsidiaries; (vi) acquire or agree to acquire, transfer, lease, license, sell, mortgage, pledge, encumber, dispose of or agree to dispose of any material assets either by purchase, merger, consolidation, sale of shares in its subsidiaries or otherwise, subject to certain exceptions; (vii) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any intellectual property, subject to certain exceptions; (viii) grant any increase in the compensation payable by the Company or its subsidiaries to any of its Executive Officers or Directors or to any of its key employees other than in the ordinary course of business consistent with past practice; (ix) adopt, amend, increase or accelerate the payment or vesting of the amounts payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, except as expressly contemplated by the Merger Agreement or as required by any obligation existing as of the date hereof to do so or any applicable legal requirement, subject to certain exceptions; (x) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, other than in the ordinary course of business consistent with past practice; (xi) incur or assume any indebtedness other than for working capital in amounts consistent with past practice or enter into capital leases other than in the ordinary course of business, or materially modify any material indebtedness; (xii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person (other than a subsidiary of the Company or subject to certain other exceptions); (xiii) make any loans, advances or capital contributions to, or investments in, any other person (other than to a subsidiary of the Company or pursuant to the terms of the Merger Agreement;
(xiv) enter into any material contract or transaction other than in the ordinary course of business consistent with past practice; (xv) materially change any of the accounting methods used by it unless required by GAAP; (xvi) make any material tax election (unless required by law) or settle or compromise any material income tax liability; (xvii) except in the ordinary course of business consistent with past practice, pay, discharge or satisfy any actions, suits, proceedings or claims, other than the payment, discharge or satisfaction, in each case in complete satisfaction, and with a complete release, of such matter with respect to all parties to such matter, of actions, suits, proceedings or claims; or (xviii) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

     Pursuant to the Merger Agreement, PH II and Merger Sub will together prepare and file the Schedule 13E-3 under the Exchange Act. The Company, PH II and Merger Sub will each furnish all information concerning it, its affiliates and certain other persons required to be included in the Proxy Statement and the Schedule 13E-3.

Conditions to the Merger.
------------------------

     All Parties.  Pursuant to the Merger Agreement, the respective obligations
     -----------
of each party to effect the Merger are subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company (provided the Special Committee consents to such waiver), PH II or Merger Sub, as the case may be, to the extent permitted by law: (i) the adoption and approval of the Merger Agreement by the requisite vote of the Stockholders of the Company if required by applicable law or the Certificate of Incorporation of the Company, as amended, in order to consummate the Merger; (ii) no statute, rule, order, decree, regulation, or other legal requirement has been enacted or promulgated by any governmental entity which prohibits the consummation of the Merger or the transactions contemplated hereby; and (iii) no order or injunction of a court or other governmental authority of competent jurisdiction has precluded, restrained, enjoined or prohibited the consummation of the Merger.

     PH II and Merger Sub.  Pursuant to the Merger Agreement, the obligations of
     --------------------
PH II and Merger Sub to effect the Merger are also subject to the following conditions: (i) the representations and warranties of the Company shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time; (ii) the Company has performed or complied in all material respects with all agreements, conditions and covenants required by the Agreement to be performed or complied with by it on or before the Effective Time; (iii) PH II has obtained financing for the transactions contemplated in Merger Agreement on terms, conditions and in amounts reasonably satisfactory to PH II; and (iv) since the date of the Merger Agreement, no event or events has occurred which have resulted in or would reasonably be expected to result in a material adverse effect to the business and/or financial condition of THT.

     The Company.  Pursuant to the Merger Agreement, the obligation of the
     -----------
Company to effect the Merger is also subject to the fulfillment of the following conditions: (i) the representations and warranties of PH II and Merger Sub shall be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time; and (ii) PH II and Merger Sub shall have performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied with by them on or before the Effective Time.

     Termination.  The Merger Agreement may be terminated at any time prior to
     -----------
the Effective Time, whether before or after Stockholder approval of the terms of the Merger Agreement: (i) by mutual written consent of the Boards of Directors of PH II and the Company, with the concurrence of the Special Committee in the case of the Company; (ii) by either PH II or the Company (with the concurrence of the Special Committee if by the Company), if the Merger Agreement shall have been voted on by the Stockholders at the Special Meeting and the vote shall not have been sufficient to satisfy the conditions set forth above under the caption "Conditions to the Merger"; (iii) by either PH II or the Company if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Public Shares pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; (iv) by either PH II or the Company (with the concurrence of the Special Committee, if by the Company), if the Merger shall not have been consummated by December 31, 1998, unless such date is extended by the mutual agreement of the parties hereto; provided, however, that the right to terminate the Merger Agreement shall not be available to any party whose failure to perform any of its obligations under the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; (v) by PH II or Merger Sub, if the Company shall have breached in any material respect any representation, warranty, covenant or other agreement contained in the Merger Agreement which breach is incapable of being cured or has not been cured within 30 days after the giving of written notice to the Company; (vi) by the Company (with the concurrence of the Special Committee), if PH II or Merger Sub shall have breached any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement which breach is incapable of being cured or has not been cured within 30 days after the giving of written notice to PH II or Merger Sub, as applicable; (vii) by PH II or Merger Sub, if the Company's Board of Directors or the Special Committee (A) has withdrawn or modified or amended in any respect its recommendation of the Merger Agreement or the Merger, or (B) the Board of Directors of the Company or the Special Committee shall have resolved to take any of the foregoing actions;
(viii) by the Company with the concurrence of the Special Committee if the Company's Board of Directors or the Special Committee shall have withdrawn its recommendation of the Merger Agreement or the Merger or if the Board of Directors of the Company or the Special Committee shall have resolved to take any of the foregoing actions; or (ix) by the Special Committee on behalf of the Company, if the Special Committee shall have withdrawn its recommendation of the Merger Agreement or the Merger, or if the Special Committee shall have resolved to take any of the foregoing actions or (x) by PH II, Merger Sub or the Company if any of the respective conditions described above under "Conditions to the Merger" that (A) are required to occur prior to the Effective Time shall have become incapable of occurring, or (B) are not permitted to occur prior to the Effective Time, shall have occurred prior to such time and are incapable of being cured or reserved, and, in either case, shall not have been, on or before the date of such termination, permanently waived by such party. The Merger Agreement provides that in the event of its termination, no party thereto will have any liability or further obligation to any other party to the Merger Agreement.

     Fees and Expenses.  The Merger Agreement provides that, whether or not the
     -----------------
Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses. PH II anticipates borrowing an aggregate of $8,250,000 to fund the Merger, although no assurance can be given as to the ability of PH II to procure the same. The consummation of such financing is a condition to the effectuation of the Merger. PH II anticipates borrowing the funds from a bank and anticipates securing such loan with the assets of the Company and its subsidiaries.

     Indemnification of Directors and Officers.  PH II has agreed in the Merger
     -----------------------------------------
Agreement, subject to certain limitations, that all rights to indemnification with respect to matters occurring through the Effective Time, existing in favor of Directors, Officers or employees of the Company as provided in the Company's Certificate of Incorporation and/or ByLaws, as amended, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. In furtherance of such, the Company will purchase and pay all premiums with respect to a six year extension of the current policies of such Directors and Officers' liability insurance maintained by the Company with respect to matters arising before and acts or omissions occurring or existing at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement. The Company's Certificate of Incorporation and ByLaws, as amended, provide for indemnification of the Company's Directors and Officers under certain circumstances for actions taken on behalf of the Company.

     Access to Information.  The Company has agreed to afford PH II and its
     ---------------------
representatives, upon reasonable advance notice, access during normal business hours prior to the Effective Time to the properties, books, contracts, insurance policies, commitments and records of the Company and its subsidiaries, and during such period promptly to furnish PH II with such other information concerning its business, properties and personnel as PH II may reasonably request.

     Legal Compliance.  Subject to the terms and conditions in the Merger
     ----------------
Agreement, each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, each of the Company, PH II and Merger Sub has agreed to use its reasonable best efforts to comply promptly with all legal requirements that may be imposed on it with respect to the Merger Agreement and the transactions contemplated thereby and to cooperate with, and furnish information to, each other in connection with any such requirements imposed upon any of them or any of the subsidiaries in connection with the Merger Agreement and the transactions contemplated thereby.

     Amendment.  The Merger Agreement provides that it may be amended, modified
     ---------
and supplemented in any and all respects, whether before or after any approval of the Merger Agreement by the Stockholders of the Company, by written agreement of the Company, PH II and Merger Sub, at any time prior to the Effective Time; provided, however, that the Company shall only agree to any material modification, amendment, supplement or waiver with the consent of the Special Committee; and provided, further, that after the approval of the Merger Agreement by the Stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration without further approval by the holders of such number of Shares of Common Stock that are required to approve the Merger Agreement pursuant to the DGCL.

     Certain Projected Financial Data.  The Company does not, as a matter of
     --------------------------------
course, make public forecasts or projections as to future sales, earnings or other income statement data, cash flows or balance sheet and financial position information. However, in order to aid the evaluation of the

Company by the Special Committee and the Special Financial Advisor and the Special Financial Advisor's assessment of the fairness, from a financial point of view, of the Merger Consideration, the Company on September 21, 1998 furnished the Special Committee and the Financial Advisor with certain projections (the "Projections") prepared by the Company's management. The Projections supplied to the Financial Advisor have not been included herein because the Projections do not reflect any of the effects of the Merger or other changes that may in the future be deemed appropriate concerning the Company and its assets, business, operations, properties, policies, corporate structure, capitalization and management in light of the circumstances then existing; the Projections do not reflect the Company's or Management's view of the Company's expected results following the Merger; and the Projections were not prepared with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission (the "SEC") or the American Institute of Certified Public Accountants regarding forward-looking information or generally accepted accounting principles. In addition, neither the Company's independent accountants, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to such prospective financial information, nor have they expressed any opinion or given any form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the Projections necessarily make numerous assumptions, many of which are beyond the control of the Company and may prove not to have been, or may no longer be, accurate. Additionally, this information does not reflect revised prospects for the Company's businesses, changes in general business and economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such information was prepared. Accordingly, such information is not necessarily indicative of current values or future performance, and thus such information was not included herein.

     The Company has also made certain forward looking statements in this Proxy Statement and the documents incorporated by reference herein. These statements are based on the Company's Management's beliefs and assumptions, based on information available to it at the time such statements were prepared. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE RESULTS AND STOCKHOLDER VALUES OF THE COMPANY MAY MATERIALLY DIFFER FROM THOSE EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND THE COMPANY'S ABILITY TO CONTROL OR PREDICT. STOCKHOLDERS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON ANY FORWARD LOOKING STATEMENTS.


     Stockholders should understand that the following important factors, in addition to those discussed elsewhere in the documents which are incorporated by reference into this Proxy Statement, could affect the future results of the Company and could cause results to differ materially from those expressed in such forward looking statements and the Projections: (i) the effect of general economic conditions, both domestic and international; (ii) the impact of competition, including its impact on market share and prospects in each of the Company's business, including the loss of significant customers; (iii) the loss of key employees; (iv) the impact of litigation; and
(v) other factors that may be described from time to time in filings of the Company with the Securities and Exchange Commission.



                      SELECTED HISTORICAL FINANCIAL DATA

     Set forth below is certain selected historical consolidated financial information of the Company. The selected financial information for, and as of the end of, each of the years in the five year period ended September 30, 1997, is derived from, and should be read in conjunction with, the historical consolidated financial statements of the Company and its subsidiaries, which consolidated financial statements have been audited by Grant Thornton, LLP, the Company's independent accountants. The selected financial information for, and as of the end of, the three and nine month periods ended June 30, 1998, is derived from, and should be read in conjunction with, the Company's unaudited financial statements. Such interim results are not necessarily indicative of results for the full year. The financial information that follows is qualified by reference to the financial statements and related notes incorporated by reference herein.

                           Year Ended September 30,

                                            1997               1996             1995             1994             1993
                                           ------             ------           ------           ------           ------
Results of Operations
---------------------
Net Sales                             $  18,643,217      $  18,626,989    $  18,469,444    $  17,084,632    $  16,424,616

Income before Extraordinary Items     $   2,391,632      $   2,052,836    $   1,815,480    $   1,373,244    $     868,640
and Cumulative Effect of Change
in Account Principle

Extraordinary Income                  $          --      $          --    $          --    $          --    $     540,000

 Cumulative Effect of Change in       $          --      $          --    $          --    $     226,800    $          --
 Accounting Principle

Net Income                            $   2,391,632      $   2,052,836    $   1,815,480    $   1,600,044    $   1,408,640

Net Income per Common and
Common Equivalent Share from
Operations, after Preferred Stock
Dividends and before
Extraordinary Items and
Cumulative Effect of Change in
Accounting Principle                  $         .55      $         .45    $         .36    $         .24    $         .13

Extraordinary Income                  $          --      $          --    $          --    $          --    $         .13

Cumulative Effect of Change in        $          --      $          --    $          --    $         .05    $          --
Accounting Principle

Net Income per Common and
Common Equivalent Share
 -Primary                             $         .55      $         .45    $         .36    $         .29    $         .26

 -Fully Diluted                       $         .55      $         .45    $         .36    $         .29    $         .26

                                           1997               1996             1995             1994             1993
Balance at Year End:                      ------             ------           ------           ------           ------
-------------------
Total Assets at end of Period         $  13,095,407      $  11,034,141    $  11,038,027    $  11,766,217    $  11,711,900

Long-term Debt                        $   1,400,000      $   1,034,012    $   2,058,147    $   3,524,391    $   3,357,664


                                          Three Months Ended June 30,                      Nine Months Ended June 30,


                                           1998              1997                              1998            1997
                                        -----------       -----------                       -----------     -----------
                                        (Unaudited)       (Unaudited)                       (Unaudited)     (Unaudited)
Results of Operations
---------------------
Net Sales                              $  5,130,957      $  4,953,988                      $ 14,564,800     $ 13,575,066

Net Income                             $    412,347      $    604,310                      $  1,184,830     $  1,765,257

Net Income per Common and
 Common Equivalent Share from
 Operations, after Preferred Stock
 Dividends

 -Primary                              $        .10      $        .14                      $        .29     $        .40

 -Fully Diluted                        $        .10      $        .14                      $        .29     $        .40

                                                             Balance at June 30,
                                                         ---------------------------


                                                     1998                          1997
                                                    ------                        ------
                                                  (Unaudited)                  (Unaudited)

Total Assets                                 $    12,505,915                $   12,429,257

Long-term Debt                               $       800,000                $    1,500,000

                           HISTORICAL FINANCIAL DATA

     The Company's consolidated financial statements for the fiscal years ended September 30, 1997 and 1996, and for the three and nine months ended June 30, 1998, are attached hereto and incorporated herein by reference.

                             CERTAIN TRANSACTIONS

     On October 1, 1996, a one-year agreement was entered into between the Company and PH II, pursuant to which the services of Mr. Frederick A. Rossetti, Mr. Paul K. Kelly and Mr. Jeffrey B. Gaynor are provided to the Company, together with telephone usage, office space and all other standard office related services. Frederick A. Rossetti has been provided to act on behalf of the Company as its Co-Chief Executive Officer, President and Treasurer, Mr. Kelly as Co-Chief Executive Officer and Chairman of the Board, and Mr. Gaynor as Secretary and Executive Vice President. PH II did not have the right under the agreement to elect or appoint the Officers of the Company, which right was solely the responsibility of the Company's Board of Directors. In consideration for such services, PH II was paid a base annual fee of $725,000 plus incentive compensation of $660,000, plus expenses. On October 1, 1997, a similar agreement was entered into between the Company and Stuart Management Co. , an entity of which Messrs. Kelly, Rossetti and Gaynor are affiliates, for a one-year term at an annual fee of $760,000 plus incentive compensation and expenses.

     On March 31, 1997, the Company redeemed 1,000 shares of its Preferred Stock, $.01 par value, owned of record by an affiliate of PH II, for $1,000,000, the face amount of said shares of Preferred Stock. On December 31, 1997, the Company redeemed the remaining 1,000 shares of its outstanding shares of Preferred Stock owned of record by an affiliate of PH II. The redemption price for the remaining 1,000 shares of Preferred Stock was also $1,000,000, the face value of such stock.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of October 1, 1998, regarding the beneficial ownership of Shares of Common Stock by (i) each Stockholder who is known by the Company to own more than 5% of the outstanding Shares of Common Stock, (ii) each Director of the Company, (iii) each Executive Officer of the Company, and (iv) all Directors and Executive Officers of the Company as a group.

                                 Number of Shares of         Percentage of
Name of Beneficial Owner         Common Stock Owned        Shares Outstanding
------------------------            Beneficially          --------------------
                                 --------------------
Paul K. Kelly                           1,811,350 (1)                45.5%
33 Riverside Ave.
Westport, CT 06880
Frederick A. Rossetti                           1 (2)                  - %

Jeffrey B. Gaynor                               1                      - %

All Directors and Officers as           1,811,352                    45.5%
a Group (3 persons)

PH II Holdings, Inc.                    1,811,350                    45.5%
33 Riverside Ave.
Westport, CT 06880

(1) Represent 1,811,350 shares of Common Stock owned of record by PH II Holdings, Inc., a wholly-owned subsidiary of PH II, both entities of which Mr. Kelly is affiliated.

(2) Mr. Rossetti is an Officer of PH II and PH II Holdings, Inc. Excludes shares of Common stock beneficially owned by PH II Holdings, as described in Note (1) above.

                       DIRECTORS AND EXECUTIVE OFFICERS
                     OF THE COMPANY, PH II AND MERGER SUB

     As set forth below, certain Directors and Executive Officers of the Company are also Directors or Executive Officers of PH II and the Merger Sub. With the exception of the beneficial ownership of Shares of Common Stock by certain of such persons set forth in "Security Ownership of Management and Certain Beneficial Owners," no Director or Executive Officer of the Company, PH II or Merger Sub owns any Shares of Common Stock.

     Set forth below is the name of each person who is a Director or Executive Officer of THT, PH II, and Merger Sub, and the principal occupation or employment of each such person for the past five years. Each such person is a citizen of the United States and the business address of each person is 33 Riverside Avenue, Westport, Connecticut 06880. Messrs. Kelly and Rossetti are also Officers and Directors of PH II, and Messrs. Kelly, Rossetti and Gaynor are Officers and Directors of Merger Sub.

     Paul K. Kelly.  Mr. Kelly has been a Director of the Company since July
     -------------
1985, and was elected Chairman of the Board of Directors on June 3, 1992, and was named Co-Chief Executive Officer on June 1, 1993. Since September, 1997, Mr. Kelly has been President, Chief Executive Officer and a Director of Stuart Management Co., a company engaged in management consulting services. Since October, 1988, Mr. Kelly has been the President and a Director of PH II, Inc., a diversified financial company and an affiliate of the Company and since February 1, 1992, Mr. Kelly has been the President and a director of Knox & Co., a company engaged in investment banking and consulting activities. Mr. Kelly has also served as the Chairman of the Board of Directors of Merger Sub since its incorporation in October 1998. Mr. Kelly received an A.S. degree from the University of Pennsylvania and received an M.B.A. degree in Finance from the Wharton School. Mr. Kelly has served as a director of various public and private corporations. Mr. Kelly is a U.S. citizen.

     Frederick A. Rossetti.  Mr. Rossetti has served as the President,
     ---------------------
Treasurer, and as a Director of the Company since January 1990, and became Co-Chief Executive Officer on June 1, 1993. Since April 1990, he has also served as President and Chief Executive Officer of Setterstix, since September 1990, as President of Jackburn Corporation, and since October 1, 1996, as President of Jackburn Mfg., Inc. Since September, 1997, Mr. Rossetti has been Vice President, Treasurer and a Director of Stuart Management Co., a company engaged in providing management consulting services. Since October 1, 1991, Mr. Rossetti has been Executive Vice President, Chief Financial Officer, and Secretary of PH II, Inc., a diversified financial company and an affiliate of the Company. Since February 1, 1992, Mr. Rossetti has served as Secretary and Treasurer, and since mid 1993, as Managing Director of Knox & Co., a company engaged in investment banking and consulting activities. Mr. Rossetti has also served as President of Merger Sub since its incorporation in October 1998. Previously, Mr. Rossetti was a certified public accountant with Price Waterhouse. He graduated from the Boston College School of Management where he received a Bachelor of Science degree in Accounting. Mr. Rossetti has served as a director of various public and private corporations. Mr. Rossetti is a U.S. citizen.

     Jeffrey B. Gaynor.  Mr. Gaynor has been a Director of the Company since
     -----------------
June 13, 1991, and has served as Secretary of the Company since October 20, 1991. On June 1, 1993, Mr. Gaynor was elected Executive Vice President of THT. Since September, 1997, Mr. Gaynor has been Vice President, Secretary and a Director of Stuart Management Co., a company engaged in providing management consulting services. Since mid 1993, Mr. Gaynor has served as Managing Director of Knox & Co., a company engaged in investment banking and consulting activities. Mr. Gaynor has also served as the Secretary of Merger Sub since its incorporation in October 1998. Previously, Mr. Gaynor was a certified public accountant with Price Waterhouse. Mr. Gaynor graduated from the Boston University School of Management where he received a Bachelor of Science Degree in

Accounting. Mr. Gaynor has served as a director of various public and private corporations. Mr. Gaynor is a U.S. citizen.

     Salvatore V. Porio.  Mr. Porio has been a Director of the Company since
     ------------------
January 2, 1998, and is a member of the Special Committee. From 1963 until the present, Mr. Porio has served as the President of Burlington House Fabrics, which includes three of the five divisions which comprise the Burlington House Group of Burlington Industries. Mr. Porio received a Bachelor of Arts degree from St. John's University in 1960. Mr. Porio is a U.S. citizen.

     Floyd J. Gelini.  Mr. Gelini has been a Director of the Company since
     ---------------
January 2, 1998, and is a member of the Special Committee. Mr. Gelini has served as President of Blair America Sales Group since September 1993. Prior thereto, and commencing in 1973, Mr. Gelini held various positions with Blair Television, including Senior Vice President and Director of such Company's regional sales, based in New York. Mr. Gelini graduated from the University of Miami with a Bachelor of Arts degree in Mass Communications. He is a Member of the Television Bureau of Advertising's Target and Trade Practices Committees. Mr. Gelini is U.S. citizen.


                     MARKET PRICE AND DIVIDEND INFORMATION

     The Common Stock is listed on Nasdaq under the symbol "TXHI." On September 10, 1998, the last trading day before the public announcement of PH II's proposal to acquire all of the Shares of Common Stock held by the Public Stockholders, the reported closing price per share of the Common Stock was $2.38. On _____ __, 1998, the last full trading day prior to the date of this Proxy Statement, the reported closing sale price per share of the Common Stock was $______. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT PRICE QUOTATION FOR THE COMMON STOCK.

     The Company historically has not paid any dividends on its Shares of Common Stock. The declaration and payment of dividends by the Company are subject to the discretion of the Board of Directors. The payment of any future dividends will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial condition and requirements, restrictions in financing agreements, business conditions and other factors.

     The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of the Common Stock, based on information supplied by Nasdaq.

Fiscal 1998                            High Bid      Low Bid
------------                           --------      -------
October 1, 1997 - December 31, 1997     $3.13         $2.63
January 1, 1998 - March 31, 1998         3.56          2.75
April 1, 1998 - June 30, 1998            3.81          3.25
July 1, 1998 - September 30, 1998        3.34          2.00

Fiscal 1997                              High Bid    Low Bid
---------------                          --------    -------
October 1, 1996 - December 31, 1996       $2.81       $2.37
January 1, 1997 - March 31, 1997           3.00        2.44
April 1, 1997 - June 30, 1997              2.69        2.25
July 1, 1997 - September 30, 1997          3.12        2.50

                    CERTAIN TRANSACTIONS IN THE COMMON STOCK

     There were no transactions in the Common Stock of the Company that were effected during the past 60 days by (i) the Company, (ii) any Director or Executive Officer of the Company, and/or (iii) any affiliate of the Company, PH II or Merger Sub.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton, LLP, serves as the Company's independent certified public accountants. A representative of Grant Thornton is expected to attend the Special Meeting to answer questions by Stockholders and will have the opportunity to make a statement, if so desired.

                             ADDITIONAL INFORMATION

     Pursuant to the requirements of Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13e-3 promulgated thereunder, the Company, as issuer of a class of equity securities that is the subject of a Rule 13e-3 transaction, together with PH II and Merger Sub, have filed with the Securities and Exchange Commission (the "SEC") a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") relating to the transactions contemplated by the Merger Agreement. As permitted by the rules and regulations of the SEC, this Proxy Statement omits certain information, exhibits and undertakings contained in the Schedule 13E-3. Such additional information can be inspected at and obtained from the SEC in the manner set forth below under "Available Information."

     Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Schedule 13E-3. Each such statement is qualified in its entirety by such reference.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and at the SEC's regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, IL 60661, and Suite

1300, Seven World Trade Center, New York, NY 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549. Certain reports, proxy statements and other information concerning the Company also can be inspected on the SEC's site on the Internet at http://www.sec.gov.

     This Proxy Statement incorporates by reference documents that are not presented herein or delivered herewith. Copies of such documents (other than exhibits thereto which are not specifically incorporated by reference herein) are available, without charge, to any person, including any beneficial owner of Common Stock, to whom this Proxy Statement is delivered, upon oral or written request to Jeffrey B. Gaynor, Secretary, THT Inc., 33 Riverside Avenue, Westport, Connecticut 06880, telephone (203) 226-6408.

THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR PH II SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        Jeffrey B. Gaynor, Secretary

                        REPORT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS




Board of Directors and Stockholders
     THT INC.


We have audited the accompanying consolidated balance sheets of THT Inc. and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of THT Inc. and Subsidiaries as of September 30, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.



/S/ GRANT THORNTON LLP


GRANT THORNTON LLP


New York, New York
November 11, 1997

                           THT Inc. and Subsidiaries

                          CONSOLIDATED BALANCE SHEETS

                                 September 30,


                              ASSETS                                        1997                 1996
                                                                            ----                 ----
CURRENT ASSETS
 Cash and cash equivalents                                            $ 1,659,062         $   914,325
 Trade accounts receivable, net of reserve of
$25,000 in 1997 and 1996                                                1,408,616           1,236,254
 Inventories                                                            2,162,236           1,897,701
 Deferred income taxes                                                    316,000             315,000
 Prepaid expenses and other current assets                                143,355             128,786
                                                                      -----------         -----------

Total current assets                                                    5,689,269           4,492,066



PROPERTY, PLANT AND EQUIPMENT, NET                                      3,568,707           3,073,464



INTANGIBLE ASSETS, NET                                                  3,400,069           3,203,744



OTHER ASSETS                                                              437,362             264,867
                                                                      -----------         -----------

                                                                      $13,095,407         $11,034,141
                                                                      ===========         ===========

The accompanying notes are an integral part of these statements.

                           THT Inc. and Subsidiaries

                                 September 30,

               LIABILITIES AND STOCKHOLDERS' EQUITY                         1997                 1996
                                                                            ----                 ----
CURRENT LIABILITIES
  Accounts payable                                                     $   980,018          $   843,442
  Accrued liabilities                                                      565,954              462,991
  Accrued incentive compensation                                           160,000              533,900
  Current portion of long-term debt                                        400,000
  Due to Former Shareholders of Jackburn - current                                                8,821
  Income taxes payable                                                      69,783               17,981
                                                                       -----------          -----------
Total current liabilities                                                2,175,755            1,867,135


LONG-TERM DEBT                                                           1,400,000
DUE TO FORMER SHAREHOLDERS                                                                      604,000
NOTES TO RELATED PARTY                                                                          430,012
DEFERRED INCOME TAXES                                                      276,000              323,000
OTHER LONG-TERM LIABILITIES                                                645,764              393,738


COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY
Cumulative nonvoting preferred stock,
$.01 par value; 5,000 shares authorized; 1,000
         and 2,000 shares issued and outstanding at
         September 30, 1997 and 1996, respectively                       1,000,000            2,000,000
Common stock, $.01 par value; 25,000,000 shares
authorized; 3,982,605 shares issued and outstanding
         at September 30, 1997 and 1996                                     39,826               39,826
Additional paid-in capital                                              13,055,280           13,055,280
Accumulated deficit                                                     (5,497,218)          (7,678,850)
                                                                       -----------          -----------
                                                                         8,597,888            7,416,256
                                                                       -----------          -----------


                                                                       $13,095,407          $11,034,141
                                                                       ===========          ===========

The accompanying notes are an integral part of these statements.

                           THT Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF EARNINGS

                           Year ended September 30,

                                                        1997                 1996               1995
                                                        ----                 ----               ----
Net sales                                               $18,643,217          $18,626,989        $18,469,444
                                                        -----------          -----------        -----------

Costs and expenses
     Cost of sales                                       12,350,163           12,714,095         13,041,271
     Selling, general and administrative expenses         3,398,752            3,375,539          2,688,185
                                                        -----------          -----------        -----------
                                                         15,748,915           16,089,634         15,729,456
                                                        -----------          -----------        -----------

Income from operations                                    2,894,302            2,537,355          2,739,988
                                                        -----------          -----------        -----------

Other income (expense)
     Interest expense                                      (130,039)            (285,592)          (441,972)
     Interest income                                         49,860               30,161             34,021
     Other                                                  (81,491)            (114,088)          (199,557)
                                                        -----------          -----------        -----------
                                                           (161,670)            (369,519)          (607,508)
                                                        -----------          -----------        -----------

Income before provision for income taxes                  2,732,632            2,167,836          2,132,480
                                                        -----------          -----------        -----------

Income taxes
     Federal                                                156,000              (22,000)           136,000
     State                                                  185,000              137,000            181,000
                                                        -----------          -----------        -----------
                                                            341,000              115,000            317,000
                                                        -----------          -----------        -----------

NET INCOME                                                2,391,632            2,052,836          1,815,480

Less dividends accrued on preferred shares                 (210,000)            (280,000)          (280,000)
                                                        -----------          -----------        -----------

Income available to common shares                       $ 2,181,632          $ 1,772,836        $ 1,535,480
                                                        ===========          ===========        ===========

Net income per common share, after preferred
     stock dividend - primary and fully diluted         $      0.55          $      0.45        $      0.36
                                                        ===========          ===========        ===========

Weighted average number of shares outstanding -
     primary and fully diluted                            3,982,605            3,982,605          4,254,806
                                                        ===========          ===========        ===========

The accompanying notes are an integral part of these statements.

                           THT Inc. and Subsidiaries

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years ended September 30, 1997, 1996 and 1995


                                         Preferred stock                   Common stock
                                        ---------------                    ------------


                                            Shares          Amount          Shares         Amount
                                            ------          ------          ------         ------
    Balances at September 30, 1994           2,000         $ 2,000,000      4,548,125      $45,481


    Cancelled treasury stock                                                  (21,118)        (211)
    Common stock repurchase                                                  (544,402)      (5,444)
    Dividend on preferred stock
    Net income
                                            ------         -----------      ---------      -------


    Balances at September 30, 1995           2,000           2,000,000      3,982,605       39,826

    Dividend on preferred stock
    Net income
                                            ------         -----------      ---------      -------


    Balances at September 30, 1996           2,000           2,000,000      3,982,605       39,826

    Preferred stock redemption              (1,000)         (1,000,000)
    Dividend on preferred stock
    Net income
                                            ------         -----------      ---------      -------


    Balances at September 30, 1997           1,000         $ 1,000,000      3,982,605      $39,826
                                            ======         ===========      =========      =======

                                      Additional
                                         paid-in

                                                         Accumulated          Treasury stock
                                                                              --------------
                                          capital           deficit         Shares      Amount
                                          --------          -------         ------      ------
    Balances at September 30, 1994      $14,091,045     $(10,987,166)        21,118     $(224,374)


    Cancelled treasury stock               (224,163)                        (21,118)      224,374
    Common stock repurchase                (811,602)
    Dividend on preferred stock                             (280,000)
    Net income                                             1,815,480
                                        -----------        ---------        -------      --------


    Balances at September 30, 1995       13,055,280       (9,451,686)

    Dividend on preferred stock                             (280,000)
    Net income                                             2,052,836
                                        -----------        ---------        -------      --------


    Balances at September 30, 1996       13,055,280       (7,678,850)

    Preferred stock redemption
    Dividend on preferred stock                             (210,000)
    Net income                                             2,391,632
                                        -----------        ---------        -------      --------


    Balances at September 30, 1997      $13,055,280      ($5,497,218)
                                        ===========      ===========

The accompanying notes are an integral part of this statement.

                           THT Inc. and Subsidiaries

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           Year ended September 30,

                                                                         1997             1996                 1995
                                                                         ----             ----                 ----
     Cash flows from operating activities
         Net income                                                $ 2,391,632         $2,052,836           $1,815,480
         Adjustments to reconcile net income to net
             cash provided by operating activities
     Depreciation and amortization                                     585,142            538,196              614,509
     Deferred compensation                                             252,024             89,931              190,136
     Deferred taxes                                                    (42,000)           (86,000)             112,000
     Changes in assets and liabilities
     Trade accounts receivable, net                                   (172,362)           519,473             (101,696)
     Inventories                                                      (264,535)           111,645             (108,211)
     Prepaid expenses and other                                        (86,069)            21,599               83,985
     Other assets                                                     (100,995)           (28,295)             (19,906)
     Accounts payable                                                  136,576            251,495              (74,503)
     Accrued liabilities and incentive
      compensation                                                    (282,937)           322,749              237,909
     Income taxes receivable/payable                                    51,802              3,931               59,608
                                                                   -----------         ----------           ----------
Net cash provided by operating activities                            2,468,278          3,797,560            2,809,311
                                                                   -----------         ----------           ----------
Cash flows from investing activities
    Purchase of property and equipment                                (991,270)          (714,961)            (623,735)
    Disposal of property and equipment                                  16,562             56,574
    Due to former shareholders                                        (304,821)           (30,003)            (349,428)
                                                                   -----------         ----------           ----------
Net cash used in investing activities                               (1,279,529)          (688,390)            (973,163)
                                                                   -----------         ----------           ----------

Continued on Next Page

                           THT Inc. and Subsidiaries

                           Year ended September 30,

                                                                      1997                1996             1995
                                                                      ----                ----             ----
Cash flows from financing activities
     Repayment of notes payable to related party                   $  (430,012)      $(2,332,500)      $  (686,711)
     Repayment of long-term debt                                      (200,000)          (41,169)          (17,034)
     Repayment of credit line                                                                             (726,000)
     Repayment of note to former shareholders                         (604,000)
     Long-term debt - proceeds                                       2,000,000
     Cash dividends paid                                              (210,000)         (280,000)         (280,000)
     Preferred stock redemption                                     (1,000,000)
     Common stock repurchased                                                                             (817,046)
                                                                   -----------       -----------       -----------
          Net cash used in financing activities                       (444,012)       (2,653,669)       (2,526,791)
                                                                   -----------       -----------       -----------
          NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                                       744,737           455,501          (690,643)

Cash and cash equivalents at beginning of year                         914,325           458,824         1,149,467
                                                                   -----------       -----------       -----------

Cash and cash equivalents at end of year                           $ 1,659,062       $   914,325       $   458,824
                                                                   ===========       ===========       ===========

Supplemental disclosures of cash flow information:

Cash paid during the year for interest                             $   134,159       $   285,591       $   389,596
                                                                   ===========       ===========       ===========

Cash paid during the year for taxes                                $   329,986       $   197,285       $   145,830
                                                                   ===========       ===========       ===========

The accompanying notes are an integral part of these statements.

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995




NOTE 1 - NATURE OF OPERATIONS

     THT Inc. (the "Company") was incorporated under the laws of the State of Delaware on April 23, 1983. The Company conducts business through two operating subsidiaries, Jackburn Mfg., Inc. ("Jackburn") and Setterstix Corp. ("Setterstix"). Jackburn is engaged in the business of manufacturing stove-top grills (grids) and fabricated steel and wire products. Setterstix is engaged in the manufacture of rolled paper products used principally in the confectionery and health-related industries. Unless the content otherwise requires, the "Company" hereinafter shall also refer to its subsidiaries.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Revenue Recognition

     Sales and related cost of sales are included in income when goods are shipped to the customer.

     Inventories

     Inventories of Setterstix are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     Inventories of Jackburn are valued at the lower of cost or market on a last-in, first-out (LIFO) basis for generally all raw materials, including the raw material content of work in process and finished goods. Approximately 70% of Jackburn's inventories are valued on a LIFO basis. Labor and manufacturing overhead in work in process and finished goods, along with the remainder of raw materials not valued using the LIFO method, are valued at cost on a first-in, first-out (FIFO) basis.

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995




NOTE 2 (CONTINUED)

    Had the FIFO method of inventory valuation been used, inventories at September 30, 1997 and 1996 would have been higher by approximately $41,000 and $39,000, respectively.

    Property, Plant and Equipment

    Property, plant and equipment are carried at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. Repairs and maintenance are charged to expense as incurred.

    The following are the estimated lives of the Company's fixed assets:

          Buildings and improvements              5 to 30 years
          Machinery and equipment                 3 to 14 years
          Furniture, fixtures and autos           3 to 10 years

    Intangibles

    Goodwill represents the excess purchase price paid by the Company over the estimated fair value of net assets acquired and is being amortized over forty years. The amortization of such excess was approximately $109,000, $99,000 and $94,000 and for the periods ended September 30, 1997, 1996 and 1995, respectively. Accumulated amortization totaled approximately $639,000 and $530,000 for the periods ended September 30, 1997 and 1996, respectively.

    The Company evaluates the carrying value of its long-lived assets to evaluate whether changes have occurred that would suggest that the carrying amount of such assets may not be recoverable, based on the estimated future undiscounted cash flows of the business to which the assets relate. Any impairment loss would be equal to the amount by which the carrying value of the assets exceed its fair value.

    Rent

    For the years ended September 30, 1997, 1996 and 1995, rent expense charged to operations was approximately $37,000 per year.

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995




NOTE 2 (CONTINUED)

    Use of Estimates

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Fair Value of Financial Instruments

    The carrying value of certain financial instruments potentially subject to valuation risk (principally consisting of cash and cash equivalents, accounts receivable and accounts payable) approximates fair value, due to their short-term nature. The fair value of long-term debt approximates its carrying amount, as the debt carries a market-driven variable interest rate.

    Net Income Per Common Share

    Net income per common share was calculated by dividing net income (adjusted for dividends on preferred stock) by the weighted average number of shares of common stock outstanding during each year.

    Statements of Cash Flows

    For purposes of the consolidated statements of cash flows, the Company treats certificates of deposit, which have a maturity of less than three months at date of purchase, as cash equivalents.

    The following are the noncash transactions for the years ended September 30, 1997, 1996 and 1995:

        The Company recorded an increase in intangible assets of approximately $9,000 for the period ended September 30, 1996, as a result of amounts paid to the former Jackburn Mfg. shareholders, as additional purchase price (Note 5).

        In 1995, the Company cancelled 21,118 shares of its common stock held in treasury and valued at a cost of approximately $224,000.

                          THT Inc. and Subsidiaries

                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 3 - INVENTORIES

  Inventories consist of the following:

                                                                1997                    1996
                                                                ----                    ----
     Raw materials                                            $1,104,849             $  933,946
     Work in process                                             355,413                228,926
     Finished goods                                              678,236                716,845
     Packaging and supplies                                       64,725                 56,845
                                                              ----------             ----------


                                                               2,203,223              1,936,562
     LIFO valuation adjustment                                   (40,987)               (38,861)
                                                              ----------             ----------

                                                              $2,162,236             $1,897,701
                                                              ==========             ==========

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consist of the following:

                                                                  1997                 1996
                                                                  ----                 ----
     Land                                                     $  114,522            $  102,557
     Buildings and improvements                                2,352,067             1,816,181
     Machinery and equipment                                   3,800,873             3,403,627
     Furniture, fixtures and autos                                87,353                97,171
                                                              ----------            ----------
                                                               6,354,815             5,419,536
     Less accumulated depreciation                             2,786,108             2,346,072
                                                              ----------            ----------

                                                              $3,568,707            $3,073,464
                                                              ==========            ==========

                          THT Inc. and Subsidiaries

                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 5 - SHORT-TERM DEBT

     Line of Credit

     The Company entered into an agreement with a bank under which it has available a line of credit for short-term borrowings up to an aggregate amount of $2,000,000. The amount which can be drawn down on the line of credit is based upon eligible receivables and inventories and expires on March 27, 1999. Advances under the line of credit are in the form of loans payable on demand and bear interest at the Company's option, at the bank's prime rate or the London Interbank Offer Rate ("LIBOR") plus 2%, payable monthly in arrears. A commitment fee of .1875% per annum on the average daily amount of unused credit line, is payable in arrears on a calendar quarter basis. Amounts outstanding under this agreement are collateralized by the Company's accounts receivable and inventories. At September 30, 1997, there was no outstanding balance.

     Due to Former Shareholders of Jackburn

     As part of its purchase price for Jackburn, the Company agreed to pay the Former Jackburn Shareholders 50% of Jackburn's excess cash flow, as defined, for the years ended September 30, 1993 through September 30, 1997, and 37.5% of excess cash flow, as defined, for the year ended September 30, 1998. Excess cash flow is based upon a formula of net income before taxes plus addbacks for certain noncash items and deductions for certain Jackburn debt payments and capital expenditures. For the year ended September 30, 1996, the Company accrued approximately $9,000, which was reflected as due to the former shareholders - current, under such formula. The 1996 accrual was paid in January 1997. On February 3, 1997, the Company settled the remaining two years excess cash flow payments with a lump sum payment of $296,000. The related cost has been reflected as an intangible asset and will be written off over the remaining life of 40 years from the original date of purchase in 1990.

                          THT Inc. and Subsidiaries

                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 6 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                                               1997               1996
                                                                               ----               ----
     A.  Long-term debt :

     Collateralized note payable to bank of $2,000,000 due
     on March 31, 2002, payable in 20 equal quarterly
     installments of $100,000 plus interest at the Company's
     option at LIBOR plus 2% or the bank's prime rate,
     payable monthly, effective interest of 7.9375% at
     September 30, 1997 (collateralized by inventory,
     accounts receivable and fixed assets)                                 $1,800,000

     Less portion due within one year                                         400,000
                                                                           ----------
                                                                           $1,400,000
                                                                           ==========

     B. Due to former shareholders of Jackburn: Mortgage
     note, bearing interest at 9%, monthly payments of
     interest, principal payments in four equal annual
     installments from October 1, 1997 through October 1,
     2000 (annual installments are deferred if certain cash
     flows of Jackburn are not achieved). Paid in full
     February 3, 1997.                                                                          $604,000
                                                                                              ==========

     C. Notes to related party: Note to PH II Holdings, Inc.
     ("PH II") due on May 31, 2002. Note bears interest at
     the higher of 10% or 2% over prime rate as reported in
     the Wall Street Journal, payable monthly, effective
     interest of 10.25% at September 30, 1996 and 10.75% at
     September 30, 1995. Paid in full March 31, 1997.                                           $430,012
                                                                                              ==========

                          THT Inc. and Subsidiaries

                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995

NOTE 6 (CONTINUED)

     The aggregate maturities of long-term debt are as follows:

               Year ending September 30,
               1998                                   $  400,000
               1999                                      400,000
               2000                                      400,000
               2001                                      400,000
               2002                                      200,000
                                                      ----------
                                                      $1,800,000
                                                      ==========

     The loan agreement with the bank provides for various covenants, including minimum working capital and net worth requirements. At September 30, 1997, the Company was in compliance with the financial ratio requirements.


NOTE 7 - OTHER LONG-TERM LIABILITIES

     Included in other long-term liabilities at September 30, 1997 and 1996 is $608,000 and $356,000, respectively, of deferred compensation, representing the accrual of compensation expense for executive officers that is payable beginning upon retirement.


NOTE 8 - COMMON STOCKHOLDERS' EQUITY

     Due to certain financing transactions in the past, PH II Holdings was given three separate registration rights for its restricted common stock. In January 1994, one such right was exercised.

     On April 1, 1995, the Company purchased and cancelled 544,402 shares of its common stock for approximately $817,000 in accordance with the terms of a self-tender offer.

     At September 30, 1997 and 1996, 440,000 and 40,000 shares, respectively, of the Company's common stock were reserved for stock option and/or bonus plans.

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 9 - CUMULATIVE PREFERRED STOCK

  In August 1986, the Company's stockholders authorized 5,000 shares of $.01 par value preferred stock. The preferred stock is nonvoting and has a liquidation preference, at its investment cost, over all shares of the Company's common stock.

  On March 31, 1997, the Company redeemed 1000 shares of $.01 par value preferred stock for the face amount of $1,000,000. As a result, at September 30, 1997, 1,000 shares of $.01 par value preferred stock with a face amount of $1,000,000 remained outstanding. The annual dividend rate is the higher of 14% or 3% over the prime rate as reported in the Wall Street Journal. The holder of record of all 1,000 shares outstanding is PH II Holdings.

  The Company declared and paid annual dividends of $210,000, $280,000 and $280,000 due on the preferred stock for 1997, 1996 and 1995, respectively.


NOTE 10 - RELATED PARTY TRANSACTIONS

  PH II Inc.

  Effective October 1, 1994, 1995 and 1996, one-year agreements ("the Agreements") were entered into between the Company and PH II, whereby PH II provides certain management services. For such services, the Company incurred base fees of approximately $725,000, $575,000 and $490,000 for the periods ending September 30, 1997, 1996 and 1995, respectively. The incentive compensation earned was approximately $660,000, $534,000 and $275,000 for the same respective periods.

  Stuart Management Co.

  Effective October 1, 1997 the Company entered into a one-year agreement with Stuart Management Co. ("SMC") whereby SMC provides certain management services to the Company. Under such Agreement officers and directors have been provided to act on behalf of the Company. The annual base fee for the services is $760,000 plus an incentive plan which is based on the Company's September 30, 1998 performance.

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 11 - EMPLOYEE BENEFIT PLANS

  Setterstix and Jackburn have single employer defined benefit pension plans which cover substantially all employees. The Company's funding policy is to contribute amounts at least sufficient to meet minimum funding requirements. Net pension cost for the years ended September 30, 1997, 1996 and 1995 included the following:

                                                             1997             1996              1995
                                                       ----------------  ---------------  ----------------
     Service cost - benefits earned during
     the period                                               $ 54,794           $ 88,198          $ 71,308
     Interest cost on projected benefit
     obligations                                                59,948             87,197            74,302
     Actual (return) on plan assets                            (75,176)            (9,418)          (80,339)
                                                              --------           --------          --------

                                                                39,566            165,977            65,271
     Net amortization and deferral                              34,025            (59,203)           20,100
                                                              --------           --------          --------

     Net pension cost                                         $ 73,591           $106,774          $ 85,371
                                                              ========           ========          ========


  Actuarial assumptions used for 1997 and 1996 were as follows:

                                                     SEPTEMBER 30, 1997                  SEPTEMBER 30, 1996
                                               -----------------------------        ----------------------------
                                             SETTERSTIX               JACKBURN     SETTERSTIX             JACKBURN
     Discount rate                               8.0%                   8.0%           8.0%                  8.0%
     Expected long-term rate of return on
     assets                                      8.0                    8.0            8.0                   8.0
     Rate of increase in compensation            N/A                    4.5            N/A                   4.5
     levels

  Plan assets (for both defined benefit plans) primarily consist of listed stocks, corporate and government bonds and demand money market accounts.

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 11 (CONTINUED)

   The Setterstix benefit formula is based upon years of credited service at retirement multiplied by a benefit factor of $10.50 for service from January 1, 1985 through September 30, 1996, plus $3.50 for service prior to January 1, 1985. The Setterstix defined benefit plan was frozen on September 30, 1996 and supplemented by a defined contribution plan for hourly employees. Contributions under the defined contribution plan of $46,000 are included on the consolidated statement of earnings for the period ended September 30, 1997. Jackburn's benefit formula is based upon 20% of average compensation for the five years prior to retirement plus 20% of amounts in excess of $400 to $650 (based on retirement date).

   The following sets forth the funded status of the plans at September 30, 1997 and 1996 :

                                                SEPTEMBER 30, 1997                    SEPTEMBER 30, 1996
                                                ----------------------                ------------------
                                            SETTERSTIX          JACKBURN          SETTERSTIX         JACKBURN
      Actuarial present value of accumu-
      lated benefit obligation
      Vested                                   $197,714         $324,933         $223,637            $802,795
      Nonvested                                   6,022            3,743            6,381              17,489
                                               --------         --------         --------            --------

                                               $203,736         $328,676         $230,018            $820,284
                                               ========         ========         ========            ========

                                                SEPTEMBER 30, 1997                    SEPTEMBER 30, 1996
                                                -------------------                   ------------------
                                            SETTERSTIX         JACKBURN          SETTERSTIX       JACKBURN
   Fair value of plan assets                 $ 252,831         $ 497,318         $ 176,346        $   834,620
   Actuarial present value of projected
   benefit obligation                         (203,736)         (526,418)         (230,018)        (1,013,544)
                                             ---------         ---------         ---------        -----------

   Surplus (deficiency) of plan assets
   over projected benefit obligation            49,095           (29,100)          (53,672)          (178,924)

   Unrecognized transition amount               18,777           (93,059)           21,008            (99,604)
   Unrecognized net loss                        43,285           142,792            46,501            287,948
   Unrecognized prior service cost             (41,873)                             22,356
   Minimum liability                                                               (89,865)
                                                               ---------         ---------          ---------

   Prepaid (accrued) pension cost               69,284            20,633           (53,672)             9,420
                                             =========         =========         =========        ===========

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 11 (CONTINUED)

  The additional minimum liability at September 30, 1996 is included in "Other Long-Term Liabilities" in the consolidated balance sheet.

  A subsidiary of the Company maintains a defined contribution plan for salaried employees. Contributions of approximately $43,000, $33,000 and $22,000 are included in the 1997, 1996 and 1995 consolidated statement of earnings, respectively.

  In addition, the Company maintains a deferred retirement compensation plan for a select group of management personnel, officers and directors. The Company has recorded an expense of approximately $252,000, $90,000, and $190,000 for the periods ended September 30, 1997, 1996 and 1995, respectively.


NOTE 12 - STOCK OPTION AND STOCK BONUS PLAN

  In July 1997, by written consent the stockholders approved the Company's 1997 Stock Option Plan pursuant to which the Company is authorized to issue up to an aggregate of 400,000 shares of Common Stock of the Company. No stock options have been granted under this plan.

  In 1986, the stockholders approved the Company's 1986 Stock Bonus Plan, pursuant to which the Company is authorized to issue up to an aggregate of 40,000 shares of the common stock of the Company. In 1997, no stock was issued under this plan.


NOTE 13 - INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The income tax effect of significant items comprising the Company's net deferred tax asset (liability) as of September 30, 1997 and 1996 is as follows:

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 13 (CONTINUED)


                                                                SEPTEMBER 30,        September 30,
                                                                    1997                 1996
                                                                    ----                 ----
Deferred tax assets
Net operating loss carryforward                                                        $  561,000
Excess of tax basis of inventory over
Book basis                                                          $ 12,000               12,000
Other differences between book and
Tax bases                                                            304,000              303,000
Alternative Minimum Tax (AMT) credit
Carryforward                                                                              179,000
                                                                                       ----------

                                                                    $316,000           $1,055,000
                                                                    ========           ==========
Deferred tax liabilities
Difference between the book and tax bases
Of property, plant and equipment                                     276,000              323,000
                                                                    --------            ---------

Net deferred tax asset                                                40,000              732,000
Less valuation allowance                                                                 (740,000)
                                                                                        ---------

Net deferred tax asset (liability)                                  $ 40,000            $  (8,000)
                                                                    ========            =========


At September 30, 1996, a valuation allowance of $740,000 was established to reduce the deferred tax assets relating to carryforwards to zero. As of September 30, 1997, there was no deferred tax valuation allowance, since the Company was able to utilize, during 1997, the net operating loss carryforward and the AMT credit carryforward to which the valuation allowance related.

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995



NOTE 13 (CONTINUED)

  For the years ended September 30, 1997, 1996 and 1995 income tax expense is composed of:

                              1997               1996              1995
                              ----               ----              ----
Current taxes                 $383,000           $201,000          $205,000
Deferred taxes                 (42,000)           (86,000)          112,000
                              --------           --------          --------

                              $341,000           $115,000          $317,000
                              ========           ========          ========


     The following is a reconciliation of the normal expected statutory Federal income tax rate to the effective rate reported in the financial statements:

                                               1997       1996      1995
                                               ----       ----      ----
Computed "expected" provision for
Federal income taxes                            34.0%     34.0%       34.0%
State taxes, net of Federal income
Tax benefit                                      4.5       4.1         5.6
Amortization of intangible assets                 .5       1.4         1.5
Officer's life insurance                          .4        .9          .6
Inventory reserve                                                      5.3
Utilization of net operating loss
Carryforward                                   (26.9)    (36.0)      (32.1)
                                               -----     -----       -----

                                                12.5%      5.3%       14.9%
                                               =====     =====       =====

                           THT Inc. and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995

NOTE 14 - SIGNIFICANT CUSTOMERS AND SEGMENT INFORMATION

  During 1997, 1996 and 1995, the Company was primarily engaged in two industry segments, the manufacture of fabricated steel products and the manufacture of rolled paper products.

  The rolled paper segment included one customer who accounted for 26.4%, 16.4% and 16.9% of consolidated net sales in 1997, 1996 and 1995, respectively. In addition, in 1997 and 1996 there was a second customer who accounted for 11.4% and 13.4% of consolidated net sales, respectively.

  The fabricated steel segment included one customer who accounted for 11.9% of consolidated net sales in 1996 and two separate customers, one who accounted for 10.9%, and the other 12.7% of consolidated net sales in 1996 and 1995, respectively.

  No other customers accounted for 10% or more of consolidated net sales in each of the three years ended September 30, 1997, 1996 and 1995.

  Financial information for these segments is summarized in the following table. The Company's principal markets are in the continental United States.


Continued on Next Page

                           THT Inc, and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     September 30, 1997, and 1996 and 1995


NOTE 14 (CONTINUED)

  Segment information for the years ended September 30, 1997, 1996 and 1995 is as follows:


                                                                        ELIMINATIONS
                                      FABRICATED          ROLLED             AND
                                        STEEL             PAPER          CORPORATE           CONSOLIDATED
                                       PRODUCTS          PRODUCTS           ITEMS               TOTAL
                                      ---------          --------           -----               -----
1997
----
SALES                              $6,006,502         $12,636,715                             $18,643,217
OPERATING INCOME                      668,016           4,305,786        $(2,079,500)           2,894,302
IDENTIFIABLE ASSETS                 3,556,659           6,344,610          3,194,138           13,095,407
DEPRECIATION                          337,546             137,556                789              475,891
ADDITIONS TO PROPERTY,
PLANT AND EQUIPMENT                   431,048             560,222                                 991,270


1996
----
Sales                              $6,411,181         $12,215,808                             $18,626,989
Operating income                      683,546           3,336,050        $(1,482,241)           2,537,355
Identifiable assets                 3,178,296           5,797,075          2,058,770           11,034,141
Depreciation                          295,066             144,123                                 439,189
Additions to property,
plant and equipment                   656,641              52,913              5,407              714,961


1995
----
Sales                              $7,801,273         $10,668,171                             $18,469,444
Operating income                      954,153           3,009,152        $(1,223,317)           2,739,988
Identifiable assets                 3,511,930           5,381,557          2,144,540           11,038,027
Depreciation                          259,350             131,764                                 391,114
Additions to property,
plant and equipment                   553,809              69,926                                 623,735

                           THT Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 1997, 1996 and 1995


NOTE 15 - FUTURE ACCOUNTING PRONOUNCEMENTS

  Earnings Per Share

  In February, 1997, the Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share," (SFAS No. 128) which is effective for financial statements for both interim and annual periods ending after December 15, 1997. Early adoption of the new standard is not permitted. The new standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share, together with disclosures of how the per-share amounts were computed. The adoption of this new standard is not expected to have a material impact on the disclosure of earnings per share in the financial statements.

  Comprehensive Income and Segment Information

  The Financial Accounting Standards Board also released Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130), governing the reporting and display of comprehensive income and its components, and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131), requiring that all public businesses report financial and descriptive information about their reportable operating segments. Both Statements are applicable to reporting periods beginning after December 15, 1997. The impact of adopting SFAS Nos. 130 and 131 is not expected to be material to the consolidated financial statements or notes to consolidated financial statements. Segment information can be found in Note 14.

                         PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

                                    THT Inc.
                      Condensed Consolidated Balance Sheet

                                              June 30, 1998   September 30, 1997
                                              -------------   ------------------
                                                (Unaudited)
Assets:

Current Assets:
  Cash and Cash Equivalents                    $   816,605         $ 1,659,062
  Trade Accounts Receivable (net of reserves
    of $33,000 at June 30, 1998 and $25,000
    at September 30, 1997)                       1,603,145           1,408,616
  Inventories                                    2,264,759           2,162,236
  Prepaid Income Taxes                              59,713
  Deferred Income Taxes                            316,000             316,000
  Other Current Assets                             102,421             143,355
                                               -----------         -----------

       Total Current Assets                      5,162,643           5,689,269

Property, Plant & Equipment, net                 3,543,126           3,568,707
Intangible Assets, net                           3,320,314           3,400,069
Other Assets                                       479,832             437,362
                                               -----------         -----------

       Total Assets                            $12,505,915         $13,095,407
                                               ===========         ===========


  The accompanying notes are an integral part of these financial statements.

                                   THT Inc.
               Condensed Consolidated Balance Sheet (continued)

                                                           June 30, 1998        September 30, 1997
                                                           --------------       -------------------
                                                            (Unaudited)
Liabilities and Stockholders' Equity
------------------------------------

Current Liabilities:
  Accounts Payable & Accrued Liabilities                     $ 1,516,239          $ 1,705,972
  Current Portion - Long-Term Debt                               400,000              400,000
  Income Taxes Payable                                                                 69,783
                                                             -----------          -----------

       Total Current Liabilities                               1,916,239            2,175,755

Long-Term Liabilities
  Long-Term Debt                                                 800,000            1,400,000
  Deferred Income Taxes                                          276,000              276,000
  Other Long-Term Liabilities                                    765,958              645,764
                                                             -----------          -----------

       Total Liabilities                                       3,758,197            4,497,519

Stockholders' Equity:

  Cumulative 14% nonvoting Preferred Stock,
    $.01 par value; 5,000 shares authorized,
    0 and 1,000 shares outstanding at June 30, 1998
    and September 30, 1997, respectively                                            1,000,000
  Common Stock, $.01 par value; 25,000,000 shares
    authorized, 3,982,605 shares issued and outstanding
    at June 30, 1998 and September 30, 1997                       39,826               39,826
  Additional Paid-In Capital                                  13,055,280           13,055,280
  Accumulated Deficit                                         (4,347,388)          (5,497,218)
                                                             -----------          -----------

       Total Stockholders' Equity                              8,747,718            8,597,888
                                                             -----------          -----------

Total Liabilities & Stockholders' Equity                     $12,505,915          $13,095,407
                                                             ===========          ===========

   The accompanying notes are an integral part of these financial statements.

                                   THT Inc.
                Condensed Consolidated Statement of Operations
                                  (Unaudited)

                                                       Three Months Ended                          Nine Months Ended
                                                            June 30,                                   June 30,
                                                      1998               1997                  1998               1997
                                                      ----               ----                  ----               ----
Net Sales                                          $  5,130,957       $ 4,953,988           $14,564,800        $13,575,066

Cost and Expenses
  Cost of Sales                                       3,404,874         3,264,623             9,657,305          9,012,356
  Selling, General & Administrative Expenses            982,258           965,409             2,768,551          2,437,536
                                                   ------------       -----------           -----------        -----------
                                                      4,387,132         4,230,032            12,425,856         11,449,892
                                                   ------------       -----------           -----------        -----------

Income from Operations                                  743,825           723,956             2,138,944          2,125,174

Other income (expense):

  Interest Expense                                      (42,184)          (41,077)             (128,825)           (90,540)
  Interest Income                                        15,092            13,342                45,906             29,490
       Other                                            (39,386)          (19,911)             (100,195)           (57,867)
                                                   ------------       -----------           -----------        -----------

Income Before Income Taxes                              677,347           676,310             1,955,830          2,006,257

Income Taxes:
  Federal                                              (204,000)          (21,000)             (601,000)           (96,000)
  State                                                 (61,000)          (51,000)             (170,000)          (145,000)
                                                   ------------       -----------           -----------        -----------
                                                       (265,000)          (72,000)             (771,000)          (241,000)
                                                   ------------       -----------           -----------        -----------


Net Income                                              412,347           604,310             1,184,830          1,765,257

Dividend on Preferred Stock                                   -           (35,000)              (35,000)          (175,000)
                                                                      -----------           -----------        -----------

Net Income Available to
  Common Stockholders                              $    412,347       $   569,310           $ 1,149,830        $ 1,590,257
                                                   ============       ===========           ===========        ===========


Accumulated Deficit - Beginning of                   (4,759,735)       (6,657,903)           (5,497,218)        (7,678,850)
 Period


Accumulated Deficit - End of Period                $( 4,347,388)      $(6,088,593)          $(4,347,388)       $(6,088,593)


Basic and Diluted Net Income per Common

   Share (After Preferred Stock                    $        .10       $       .14           $       .29        $       .40
    Dividend)                                      ============       ===========           ===========        ===========


Weighted average number
  of shares outstanding                               3,982,605         3,982,605                                3,982,605
                                                   ============       ===========           ===========        ===========

  The accompanying notes are an integral part of these financial statements.

                                    THT Inc.
                 Condensed Consolidated Statement of Cash Flows
                                  (Unaudited)


                                                          Nine Months Ended
                                                              June 30,
                                                         1998           1997
                                                       ----------    ----------
Cash flows from operating activities:

Net income                                             $1,184,830    $1,765,257
                                                       ----------    ----------
Adjustments to reconcile net income to net cash
 provided by operating activities:
      Depreciation and amortization                       472,086       406,783
      Deferred compensation                               120,197       162,951
      Changes in assets and liabilities:
         Accounts receivable, net                        (194,529)     (190,009)
         Inventories                                     (102,523)       38,666
         Other current assets                              40,934       (94,565)
         Other assets                                     (67,071)      (51,800)
         Accounts payable and accrued liabilities        (189,733)     (227,012)
         Due to Former Shareholders - current                            (8,821)
         Income taxes payable                            (129,496)       41,753
                                                       ----------    ----------

      Net cash provided by operating activities         1,134,695     1,843,203

Cash flows from investing activities:

Purchase of property and equipment                       (342,152)     (551,263)
Settlement of Former Shareholders' earnout                             (296,000)
                                                       ----------    ----------

      Net cash used in investing activities              (342,152)     (847,263)



   The accompanying notes are an integral part of these financial statements.

                                    THT Inc.
           Condensed Consolidated Statement of Cash Flows (continued)
                                  (Unaudited)


                                                        Nine Months Ended
                                                             June 30,
                                                        1998          1997
                                                    -----------   -----------
Cash flows from financing activities:

Repayment of debt                                      (600,000)   (2,034,012)
Cash dividends paid                                     (35,000)     (175,000)
Note payable-net                                                      900,000
Preferred Stock repurchase                           (1,000,000)   (1,000,000)
Long-term debt - proceeds                                           2,000,000
                                                    -----------   -----------

      Net cash used in financing activities          (1,635,000)     (309,012)
                                                    -----------   -----------

      Net (decrease) increase in cash
        and cash equivalents                           (842,457)      686,928

      Cash and cash equivalents at beginning
        of period                                     1,659,062       914,325
                                                    -----------   -----------

      Cash and cash equivalents at end of period    $   816,605   $ 1,601,253
                                                    ===========   ===========


Supplemental disclosure of cash flow information:
 Cash paid during the period for:

      Interest                                      $   124,547   $    77,891
                                                    ===========   ===========

      Taxes                                         $   898,546   $   165,986
                                                    ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                                   THT Inc.
             Notes to Condensed Consolidated Financial Statements
                                  (Unaudited)

Note 1 - General

    The accompanying interim condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the September 30, 1997 Annual Report included on Form 10-K.

    The condensed consolidated financial statements for the three-month and nine-month periods ended June 30, 1998 are unaudited but, in the opinion of Management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of the results of such interim periods. Interim results are not necessarily indicative of results for a full year.


Note 2 - Preferred Stock

    On December 31, 1997, the Company redeemed the remaining 1,000 shares of its outstanding Preferred Stock owned of record by PH II Holdings, Inc. ("PH II"), an affiliate of the Company. The redemption price of the Preferred Stock was $1,000,000, the face value of such stock.


Note 3 - Inventories

    Inventories of Jackburn Mfg., Inc. ("Jackburn"), a wholly-owned subsidiary of the Company, are valued at the lower of cost or market on a last-in, first-out (LIFO) basis for generally all raw materials including the raw material content of work in process and finished goods. Labor and manufacturing overhead are valued at cost on a first-in, first-out (FIFO) basis. Inventories of the Company's other wholly-owned subsidiary, Setterstix Corp. ("Setterstix"), are stated at the lower of cost or market on a first-in, first-out (FIFO) method.

    Inventories consist of the following:

                                                                June 30,                September 30,
                                                                  1998                      1997
                                                                  ----                      ----
                                                              (Unaudited)
    Raw materials
    Work in process                                            $1,108,314                $1,063,862
    Finished goods                                                263,027                   355,413
    Packaging and supplies                                        829,964                   678,236
                                                                   63,454                    64,725
    Total inventories                                          ----------                ----------
                                                               $2,264,759                $2,162,236
                                                               ==========                ==========

Note 4 - Property Plant and Equipment

    Property, plant and equipment consist of:

                                                                June 30,                  September 30,
                                                                  1998                        1997
                                                                  ----                        ----
                                                               (Uaudited)
    Land
    Buildings and improvements                                 $  114,522                $  114,522
    Machinery and equipment                                     2,581,287                 2,352,067
    Furniture, fixtures & autos                                 3,888,325                 3,800,873
                                                                  111,683                    87,353
                                                               ----------                ----------
                                                                6,695,817                 6,354,815
    Less accumulated depreciation
                                                                3,152,691                 2,786,108
    Total property, plant and equipment                        ----------                ----------

                                                               $3,543,126                $3,568,707
                                                               ==========                ==========

Note 5 - Income Taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Number 109 "Accounting for Income Taxes" ("SFAS No. 109"). The Company anticipates utilizing its deferred tax assets primarily to the extent of its deferred tax liabilities. As of October 1, 1997, the Company had extinguished all of its remaining net operating loss carryforward for tax purposes. As a result, the Company has begun providing for federal income taxes at statutory rates

Note 6 - Net Income per Common Share

    The Company accounts for earnings per share in accordance with Statement of Financial Accounting Standards Number 128 "Earnings Per Share" ("SFAS No. 128").

    Net income per Common Share is calculated by dividing net income after reduction for dividends on Preferred Stock, if any, by the weighted average number of shares of Common Stock outstanding during the three-month and nine-month periods ended June 30, 1998.


Note 7 - New Accounting Pronouncements

    The Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), governing the reporting and display of comprehensive income and its components, and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"), requiring that all public businesses report financial and descriptive information about their reportable operating segments. Both Statements are applicable to reporting periods beginning after December 15, 1997. The impact of adopting SFAS Nos. 130 and 131 is not expected to be material to the consolidated financial statements or notes to consolidated financial statements.

                                 FORM OF PROXY

                                   THT INC.

                      SPECIAL MEETING OF THE STOCKHOLDERS
                               December 15, 1998

     The undersigned hereby constitutes and appoints Paul K. Kelly and Frederick
A. Rossetti, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned, all the shares of Common Stock of THT Inc. ("THT") which the undersigned is entitled to vote at the Special Meeting of the Stockholders of THT, to be held at 33 Riverside Avenue, Westport, Connecticut 06880, on December 15, 1998, at 10:00 A.M, local time, and all adjournment(s) thereof, upon the matters set forth herein.

     1. To approve and adopt the Agreement and Plan of Merger, dated as of October 1, 1998, by and among THT Inc., a Delaware corporation , PH II Acquisition Sub, Inc. a Delaware corporation ("Merger Sub"), and PH II, Inc. a Delaware corporation, and the merger of Merger Sub with and into the Company as contemplated thereby.


          FOR                 AGAINST              ABSTAIN
          [_]                   [_]                  [_]

THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED. PLEASE NOTE THAT ALL ABSTAIN VOTES WILL BE COUNTED IN DETERMINING THE EXISTENCE OF A QUORUM AT THE SPECIAL MEETING BUT WILL NOT BE VOTED FOR THE PROPOSAL.

     2. To vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

     This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint tenants should both sign.


SIGNATURE(S)                            DATED:

                         AGREEMENT AND PLAN OF MERGER
                                 BY AND AMONG
                                   THT INC.,
                         PH II ACQUISITION SUB, INC.,
                                      AND
                                  PH II, INC.


                          Dated as of October 1, 1998

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 1, 1998, by and among THT Inc., a Delaware corporation ("THT" or the "Company"), PH II, Inc., a Delaware corporation ("PH II"), and PH II Acquisition Sub, Inc., a Delaware corporation ("Merger Sub").

                                   RECITALS:

     WHEREAS, Merger Sub is a wholly-owned subsidiary of  PH II; and

     WHEREAS, the parties hereto are each desirous of effectuating the merger of Merger Sub into THT so that THT is the surviving corporation, and as a consequence becomes a wholly-owned subsidiary of PH II, in accordance with and pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  THE MERGER

     Section 1.1. The Merger. Subject to the terms and conditions of this Agreement, as of the Effective Time, as hereinafter defined, Merger Sub shall be merged (the "Merger") with and into the Company in accordance with the relevant provisions of the Delaware General Corporation Law ("DGCL"), and the separate corporate existence of Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue thereafter as the surviving corporation ("Surviving Corporation").

     Section 1.2. Effective Time. As soon as practicable after satisfaction or waiver of the conditions set forth hereinafter, or at such other time as the parties shall agree, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL, substantially in the form of Exhibit A attached hereto and incorporated herein by reference, and shall make all other filings or recordings required under the DGCL in order to effectuate the Merger. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 1.3. Closing. The closing of the Merger (the "Closing") shall take place on December 15, 1998 or on such other date as mutually agreed to by the parties hereto (the "Closing Date").

     Section 1.4. Directors and Officers of the Surviving Corporation. The Directors and Officers of the Company at the Effective Time shall be the Directors and Officers of the Surviving Corporation.

     Section 1.5. Certificate of Incorporation. The Certificate of Incorporation, as amended, of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until further amended in accordance with applicable law.

     Section 1.6. ByLaws. The ByLaws of the Company, as amended, in effect at the Effective Time shall be the ByLaws of the Surviving Corporation until further amended in accordance with such ByLaws and in accordance with applicable law.

     Section 1.7. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and in this Agreement. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.8. Special Meeting; Certain Voting Matters.

     (a) The Company shall convene and hold a special meeting (the "Special Meeting") of its stockholders (the "Stockholders") as promptly as practicable following the date hereof for the purpose of considering and taking action regarding the adoption of this Agreement.

     (b) PH II shall vote, or cause to be voted, all of the shares of Common Stock of the Company, $.01 par value per share (the "Shares") then owned by PH II, Merger Sub, and any of its other subsidiaries (collectively, hereinafter the "PH II Shares") in favor of the approval of the Merger and the authorization and adoption of this Agreement.

     Section 1.9. Company Action Regarding the Proxy Statement.

     The Company shall use its best efforts to effectuate the following as soon as practicable:

          (i) the preparation and filing with the Securities and Exchange Commission ("SEC") of a preliminary and definitive proxy statement relating to the Merger and this Agreement; and

          (ii) the mailing of the definitive proxy statement to the Company's Stockholders to obtain the necessary approval for the Merger and the authorization for the adoption of this Agreement.

     Section 1.10. PH II Action Regarding the Proxy Statement.

     (a) PH II shall use its reasonable best efforts to assist the Company (to the extent the Company so requests):

          (i) in the preparation of the preliminary and definitive proxy statement relating to the Merger, and

          (iv) in obtaining the necessary approval for the Merger and the adoption of this Agreement by the holders of the Company's Shares.

     (b) THT, PH II and Merger Sub will timely file with the SEC a Schedule 13E-3 relating to the transactions contemplated hereby.

     (c) PH II shall furnish to the Company written information concerning itself and Merger Sub as may be reasonably requested by the Company expressly for inclusion in the Proxy Statement, including without limitation, information required pursuant to Rule 13e-3 and Schedule 13E-3 under the Securities Exchange Act of 1934 (the "Exchange Act") (hereinafter the "PH II Furnished Information"). PH II shall prepare and revise the PH II Furnished Information and the Schedule 13E-3 so that the PH II Furnished Information and the Schedule 13E-3 will not, at the date the Proxy Statement is mailed to the holders of the Shares, or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading (except that PH II shall not be responsible under this paragraph (c) with respect to (i) statements made in the Schedule 13E-3 incorporated by reference from the Proxy Statement (except to the extent constituting PH II Furnished Information), or (ii) with respect to statements made in the Schedule 13E-3 based on information supplied by the Company expressly for inclusion in the Schedule 13E-3).


                                  ARTICLE II.

                           CONVERSION OF SECURITIES

     Section 2.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Merger Sub:

     (a) Merger Sub Capital Stock. Each issued and outstanding share of capital stock of Merger Sub shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (b)  PH II Shares; Cancellation of Treasury Stock and Subsidiary Owned
Stock.

          (i) All Shares that are owned by the Company or any subsidiary of the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (ii) All Shares that are owned by PH II or any subsidiary of PH II at the Effective Time shall remain outstanding, and from and after the Effective Time shall constitute shares of the Surviving Corporation.

     (c) Exchange of Shares. Each issued and outstanding Share (other than PH II Shares, Shares to be canceled in accordance with Section 2.1(b)(i) and, as set forth in Section 2.3, any Shares which are held by Stockholders exercising appraisal rights pursuant to the DGCL ("Dissenting Stockholders")) shall be converted into the right to receive $3.75 per Share, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate(s) formerly representing such Share(s) in the manner provided in
Section 2.2. All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Share(s) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest, or, in the case of Dissenting Stockholders, the right, if any, as set forth in Section 2.3, to receive payment from the Surviving Corporation of the fair value of such Shares as determined in accordance with the DGCL (plus, in each case, any dividend or distribution payable with respect to such Shares with a record date prior to the Effective
Time).

     Section 2.2. Surrender of Certificates.

     (a) Paying Agent. Prior to the Effective Time, PH II shall designate North American Transfer Co., or any other entity as mutually agreed hereunder, to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent"), to receive the aggregate amount of funds (the "Aggregate Amount") to which holders of the Shares shall become entitled pursuant to
Section 2.1(c). PH II shall deposit with the Paying Agent at or prior to the Closing the Aggregate Amount, to be held by the Paying Agent and paid to holders of Shares pursuant to Section 2.2(b). All interest earned on such funds shall be paid to PH II.

     (b) Surrender Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as PH II and the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by PH II, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive and shall be paid in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2, each Certificate (other than Certificates for PH II Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. The right of any Stockholder to receive the Merger Consideration shall be subject to Section 2.6.

     (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares (other than PH II Shares) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except for (i) the right to surrender such Certificate in exchange for the amount of Merger Consideration to which such holder is entitled under this Agreement, or (ii) the rights available under the DGCL for Dissenting Shares (plus, in each case, the right to receive any dividend or distribution payable with respect to such Shares with a record date prior to the Effective Time). If, after the Effective Time, Certificates (other than Certificates for PH II Shares) are presented to the Surviving Corporation for any reason, they shall be canceled and the Merger Consideration shall be paid as provided in this Article II.

     (d) Termination of Fund; No Liability. At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been deposited with the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of PH II, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official in good faith pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.3. Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, Shares held by a holder who has not voted such Shares in favor of the Merger and with respect to which appraisal rights shall have been exercised and perfected in accordance with Section 262 of the DGCL (the "Dissenting Shares") and as of the Effective Time not withdrawn shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, but such Shares shall be converted into the right to receive such consideration as may be determined to be due to holders of Dissenting Shares pursuant to the laws of the State of Delaware unless and until the holder of such Dissenting Shares withdraws his or her demand for such appraisal or becomes ineligible for such appraisal (through failure to perfect or otherwise). If a holder of Dissenting Shares shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration, without interest, as provided in
Section 2.1(c). The Company shall give PH II (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of PH II, voluntarily make any payment with respect to, settle or offer to settle, any such demands.


     Section 2.4. Withholding Taxes. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger, such amounts as are required to be withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable legal requirement. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to PH II and Merger Sub as follows:

     Section 3.1. Organization. Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. The Certificate of Incorporation and the ByLaws, as amended, of the Company and such documents with respect to all subsidiaries of the Company have been made available to PH II. Such Certificates of Incorporation and/or ByLaws, as amended, are in full force and effect.

     Section 3.2. Capitalization.

     (a) Capitalization. The authorized capital stock of the Company consists of 25,000,000 Shares, par value $.01 per Share and 5,000 shares of Preferred Stock, par value $.01 per share. As of October 1, 1998 (i) 3,982,605 Shares were issued and outstanding, and (iii) no shares of Preferred Stock were issued and outstanding. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. The Company is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

     (b) All of the outstanding shares of the capital stock of each Subsidiary of the Company are beneficially owned by the Company and all of such shares have been duly authorized, validly issued and are fully paid and nonassessable
There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary of the Company.

     Section 3.3. Authorization; Validity of Agreement; The Company Action. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining Stockholder approval of the same. No other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby (except for such Stockholder approval). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by PH II and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The affirmative vote of the holders of a majority of the outstanding Shares are the only votes of the holders of any class or series of the Company's capital stock necessary under the DGCL and the Company's Certificate of Incorporation, as amended, to adopt this Agreement and approve the transactions contemplated hereby.

     Section 3.4. Consents and Approvals; No Violations. Except for the filing and recordation of a certificate of merger under the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the ByLaws, as amended, of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any governmental entity on the part of the Company or any of its subsidiaries, (iii) require the consent of any person under, result in a violation or breach of, accelerate the performance of obligations or alter the rights under, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract and/or Agreement, or (iv) violate any legal requirement applicable to the Company, any of its subsidiaries or any of their properties or assets.

     Section 3.5. SEC Reports and Financial Statements.

     (a) The Company and its subsidiaries have timely filed with the SEC, and have made available to PH II, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by each of them since January 1, 1997 under the Securities Act or the Exchange Act (collectively, the "SEC Documents"). Each of the SEC Documents (i) was prepared, in all material respects, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto, and (ii) when filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements of the Company included in the SEC Documents: (i) were prepared from, and in accordance with, the books and records of the Company and its subsidiaries, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

     Section 3.6. Absence of Certain Changes. Since October 1, 1997, and except as expressly contemplated in this Agreement and/or disclosed in the SEC Documents, the business of the Company and its subsidiaries has been carried on only in the ordinary and usual course and no event or events, except for events involving (A) changes in general economic conditions, or (B) changes in conditions affecting the rolled paper sticks, stove grates, and wire forming industries generally, has or have occurred that, either individually or in the aggregate, has had, or would reasonably be expected to result in a material adverse effect for the Company.

     Section 3.7. No Undisclosed Liabilities. Except (a) as reflected or reserved against in the consolidated financial statements contained in the SEC Documents, or (b) for fees or expenses incurred by or on behalf of the Company in the ordinary course of business or as a consequence of the transactions contemplated hereby, since June 30, 1998, the Company has not incurred any liabilities, except liabilities which would not, individually or in the aggregate, be reasonably be expected to result in a material adverse effect for the Company.

     Section 3.8. Litigation. Except as disclosed in the SEC Documents, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company threatened, against the Company or any of its subsidiaries, before any governmental entity, that seek to prevent or delay the performance of this Agreement or the transactions contemplated hereby or that would reasonably be expected to result in a material adverse effect for the Company.

     Section 3.9. No Default; Compliance with Applicable Laws. The business of the Company and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation and/or ByLaws, as amended (ii) any contract and/or Agreement to which the Company is a party or to which the Company may be bound, or (iii) any applicable law, regulation, ordinance, and/or legal requirement, and which default or violation would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect for the Company. Each of the Company and its subsidiaries has in effect all applicable material permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no material default under any such permits.

     Section 3.10. Brokers. No broker, finder or investment banker (other than Advest, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of THT. The Company has heretofore furnished to Merger Sub a true and complete copy of the engagement letter between the Company and Advest, Inc. pursuant to which such firm would be entitled to any payment in connection with the transactions contemplated hereby.

     Section 3.11. Opinion of Financial Advisor. Advest has rendered to the special committee of the Company's Board of Directors (the "Special Committee") a written fairness opinion dated as of October 1, 1998 a copy of which has been provided to PH II, to the effect that the consideration to be received by the Stockholders of the Company, other than PH II and its subsidiaries, pursuant to the Merger is fair to such Stockholders from a financial point of view. Such opinion was delivered orally to the Special Committee not later than the time that consummation of the transactions contemplated hereby was approved by the Company's Board of Directors, and was delivered in writing to the Special Committee prior to the execution of this Agreement. Such opinion has not been withdrawn or modified in any manner adverse to PH II.

                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF PH II AND MERGER SUB

     PH II and Merger Sub jointly and severally represent and warrant to the Company as follows:

     Section 4.1. Organization. Each of PH II and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, except for such failure which, when taken together with all other such failures, would not reasonably be expected to result in a material adverse effect on (i) PH II, its subsidiaries and Merger Sub, taken as a whole or (ii) their ability to perform their obligations under this Agreement or to consummate the transactions contemplated hereby. With respect to the Merger Sub, the parties hereto hereby agree that Merger Sub is being formed solely for the purpose of effectuating the transactions contemplated hereunder, and to the extent Merger Sub is not formed as of the date hereof, all of the representations and warranties set forth herein shall be deemed made as of the date of said incorporation.

     Section 4.2. Authorization; Validity of Agreement; Necessary Action. Each of PH II and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by PH II and Merger Sub of this Agreement, and the consummation of the Merger and of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of PH II and Merger Sub and by PH II as the sole stockholder of Merger Sub and no other corporate or stockholder action on the part of PH II or Merger Sub is necessary to authorize the execution and delivery by PH II and Merger Sub of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by PH II and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of PH II and Merger Sub, enforceable against each of PH II and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     Section 4.3. Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under the DGCL, neither the execution, delivery or performance of this Agreement by PH II or Merger Sub nor the consummation by PH II or Merger Sub of the transactions contemplated hereby nor compliance by PH II or Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation and/or the Bylaws, as amended, of PH II or its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any governmental entity on the part of PH II or its subsidiaries, (iii) result in a violation or breach of, accelerate the performance of obligations or alter the rights under, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contracts, agreements, commitments, instruments and guarantees to which PH II or its subsidiaries is a party, or
(iv) violate any applicable law, regulation and/or ordinance applicable to PH II or its subsidiaries, and which violation and/or default would not individually or in the aggregate, be reasonably be expected to result in a material adverse effect on the ability of PH II and Merger Sub to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

     Section 4.4. No Prior Activities. Except for liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Merger Sub is a wholly owned subsidiary of PH II.

     Section 4.5. Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of PH II or Merger Sub, threatened, against PH II or Merger Sub or any of their subsidiaries, before any governmental entity that seek to prevent or delay the performance of this Agreement or the transactions contemplated hereby.


                                  ARTICLE V.

                                   COVENANTS

     Section 5.1. Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, or (ii) as agreed in writing by PH II, after the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

     (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and in all material respects in compliance with all applicable legal requirements and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its commercially reasonable efforts to preserve its business organization intact, to maintain its existing relations with customers, suppliers, employees, creditors and business partners and to maintain customary levels of insurance coverage with respect to its assets and operations;

     (b) The Company shall not, directly or indirectly, amend its or any of its subsidiaries' Certificate of Incorporation or ByLaws, as amended;

     (c)  The Company shall not, and it shall not permit its subsidiaries to:
(i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its subsidiaries other than those dividends or other distributions payable solely to the Company or one of its wholly-owned subsidiaries, or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock or that of its subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries; or (iii) split, combine or reclassify the outstanding capital stock of the Company or of its subsidiaries;

     (d) The Company shall not, and it shall not permit its subsidiaries to, acquire or agree to acquire, or transfer, lease, license, sell, mortgage, pledge, encumber, dispose of or agree to dispose of, any material assets, including intellectual property, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise, except pursuant to outstanding contracts or agreements to which the Company or its subsidiaries is a party or may be bound and which are in effect on the date hereof, in the ordinary course of business consistent with past practice or in transactions involving consideration of less than $5,000, in the aggregate;

     (e) Neither the Company nor its Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries (A) to any of its Executive Officers or directors, other than regularly scheduled pay increases of not more than 10% per annum, or (B) to any of its key employees other than in the ordinary course of business consistent with past practice; or
(ii) adopt any new or amend any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, insurance, pension, retirement or other employee benefit plan, Agreement or arrangement; or (iii) enter into or modify or amend any employment or severance Agreement or grant any severance or termination pay to any Officer or Director of the Company or any of its subsidiaries; or (iv) enter into any collective bargaining Agreement;

     (f) Neither the Company nor any of its subsidiaries shall modify, amend or terminate any of its material contracts or agreements, or waive, release or assign any material rights or claims, other than in the ordinary course of business consistent with past practice;

     (g) Neither the Company nor any of its subsidiaries shall: (i) incur or assume any indebtedness other than indebtedness with respect to working capital in amounts consistent with past practice and capital leases in the ordinary course of business; (ii) materially modify any material indebtedness; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person (other than a subsidiary); (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to the existing subsidiaries of the Company); or (v) enter into any material contract or transaction other than in the ordinary course of business consistent with past practice;

     (h) Neither the Company nor any of its subsidiaries shall materially change any of the accounting methods, practices or policies used by it, unless required by GAAP;

     (i) The Company shall not, and it shall not permit its subsidiaries to, make any material tax election (unless required by law) or settle or compromise any material income tax liability;

     (j) The Company shall not, and it shall not permit its subsidiaries to, except in the ordinary course of business consistent with past practice, pay, discharge or satisfy any actions, suits, proceedings or claims, other than the payment, discharge or satisfaction, in each case in complete satisfaction, and with a complete release, of such matter with respect to all parties to such matter, of actions, suits, proceedings or claims, and which action would not reasonably be expected to result in, individually or in the aggregate, in a material adverse effect to the Company;

     (k) The Company shall not, and it shall not permit its subsidiaries to, commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that the failure to commence suit would result in a material impairment of a valuable aspect of THT's business or the forfeiture of substantial rights, provided that the Company consults with PH II prior to filing such suit or (iii) to enforce this Agreement; and

     (l) Neither the Company nor any of its subsidiaries shall enter into an Agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 5.2. Access; Confidentiality. The Company shall (and shall cause each of its subsidiaries to) (a) afford to the Officers, Directors, employees, accountants, counsel, and other representatives of PH II, upon reasonable advance notice, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, all its personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to PH II all information concerning THT's business, properties and personnel (including, without limitation, insurance policies) as PH II may reasonably request. No investigation conducted by PH II shall impact any representation or warranty given by the Company to PH II hereunder.

     Section 5.3. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. The Company also agrees to timely file all reports and other documents required to be filed by it with the SEC.

     Section 5.4. Consents and Approvals. Each of the Company, PH II and Merger Sub shall use its reasonable best efforts to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required in connection with any filing with any governmental entity, including the SEC) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, PH II and Merger Sub shall, and shall cause its subsidiaries to, use their reasonable best efforts to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any third party required to be obtained by PH II, Merger Sub, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     Section 5.5. Press Releases. Neither THT, PH II nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without prior consultation with the other parties, except as may be required by applicable law and/or regulation.

     Section 5.6. Notification of Certain Matters.

     (a) The Company shall give prompt notice to PH II and Merger Sub, and PH II and Merger Sub shall give prompt notice to the Company and the Special Committee, of (x) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (y) any material failure of THT, PH II or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or Agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) The Company also shall give prompt notice to PH II, and PH II or Merger Sub shall give prompt notice to the Company and the Special Committee, of:

          (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement;

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

          (iv) any occurrence of any event having, or which would reasonably be expected to result in a material adverse effect on the ability of such party to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

     Section 5.7. Indemnification.

     (a) Until, and for a period of six years after, the Effective Time, the indemnification provisions of the Company's Certificate of Incorporation and By-laws, as amended and in effect as of this date, shall not be further amended, repealed or otherwise modified in any manner that would make any of such provisions less favorable to the Directors of the Company or the Surviving Corporation than pertain to such Directors on the date hereof. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall, (i) indemnify, defend and hold harmless the present and former Officers, Directors, employees, and agents of the Company and its subsidiaries and of Merger Sub (collectively, the "Indemnified Parties"), from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third-party claims and including interest, penalties, out-of-pocket expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) resulting from or arising out of actions or omissions of such Indemnified Parties occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted under (A) applicable law and regulation, or (B) the Certificate of Incorporation or ByLaws, as amended, of the Company or Merger Sub in effect on the date of this Agreement, including, without limitation, provisions relating to advances of expenses incurred in the defense of any action or suit; and (ii) advance to any Indemnified Parties expenses incurred in defending any action or suit with respect to such matters, to the fullest extent permitted by applicable law and regulation (and without requiring the Indemnified Party to provide any bond or other security in respect thereof).

     (b)  Any Indemnified Party wishing to claim indemnification under this
Section 5.7 shall provide notice to the Surviving Corporation promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Surviving Corporation (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Surviving Corporation, who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Surviving Corporation of its indemnification obligation under this Agreement, except to the extent that such omission results in a failure of actual notice to the Surviving Corporation, and the Surviving Corporation is actually prejudiced as a result of such failure to give notice. In the event that the Surviving Corporation does not promptly assume the defense of any matter as above provided, or counsel for the Indemnified Parties reasonably believes and advises the Indemnified Parties in writing that there are issues that raise conflicts of interest between the Surviving Corporation and the Indemnified Parties then the Indemnified Parties may retain counsel satisfactory to such Indemnified Parties, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); provided, further, however, that the Surviving Corporation shall not be responsible for the fees and expenses of more than one counsel for the Indemnified Parties without any such conflicts. In any event, the Surviving Corporation and the Indemnified Parties shall cooperate in the defense of any action or claim. The Surviving Corporation shall not, in the defense of any such claim or litigation, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

     (c) The Company shall maintain and pay all premiums, when due, with respect to keeping in force the current policies of Directors' and Officers' liability insurance maintained by the Company, for the six-year period commencing as of the Effective Date, with respect to matters arising before and acts or omissions occurring or existing at or prior to the Effective Time, including the transactions contemplated by this Agreement. The Company shall not cancel such insurance with respect to any Officer or Director without the express written consent of such Officer or Director.

     (d) If PH II or the Surviving Corporation, as the case may be, or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such reorganization, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the successors and assigns of PH II or the Surviving Corporation assumes all of the obligations of PH II or the Surviving Corporation, as the case may be, as set forth in this Section 5.7.

     Section 5.8. Financing. The Company shall use its reasonable best efforts to assist PH II in obtaining any financing in connection with the effectuation of the transactions contemplated herein, including, without limitation, taking all action reasonably requested by PH II in connection therewith.

     Section 5.9. Conduct of Business of Merger Sub. Until the Effective Time, Merger Sub shall not engage in any activities of any nature, except as required by any applicable law or regulation or as provided in or contemplated by this Agreement.

                                  ARTICLE VI.

                                  CONDITIONS

     Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company (provided the Special Committee consents to such waiver), PH II or Merger Sub, as the case may be, to the extent permitted by applicable law and/or regulation:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Stockholders of the Company;

     (b) Statutes. No law, regulation and/or ordinance shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the Merger or the transactions contemplated hereby; and

     (c) Injunctions. There shall be no order or injunction of a court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger and/or the transactions contemplated herein; and

     Section 6.2. Additional Conditions to Obligations of THT. The obligation of the Company to effect the Merger is also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of PH II and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of PH II and Merger Sub to consummate the transactions contemplated hereby, including the Merger in accordance with the terms hereof; and

     (b) Agreements, Conditions and Covenants. PH II and Merger Sub shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

     Section 6.3. Additional Conditions to Obligations of PH II and Merger Sub. The obligations of PH II and Merger Sub to effect the Merger are also subject to the following conditions:

     (a) Representations. The representations and warranties of the Company contained in this Agreement, shall be true and correct in all respects on and as of the Effective Time (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the business or financial condition of THT and/or its subsidiaries.

     (b) Agreements, Conditions and Covenants. The Company shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time;

     (c) Financing. Financing necessary to effectuate the transactions contemplated herein and to fund the Merger Consideration shall have been obtained on terms, conditions and in amounts reasonably satisfactory to PH II; and

     (d) No Adverse Change. Since the date hereof, no event or events shall have occurred which have resulted in or would reasonably be expected to result in a material adverse effect to the Company.

                                 ARTICLE VII.

                           TERMINATION AND AMENDMENT

     Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the Stockholders of THT:

     (a) by mutual written consent of the Boards of Directors of PH II and the Company, with the concurrence of the Special Committee in the case of the Company;

     (b) by either PH II or the Company (with the concurrence of the Special Committee if by the Company), if this Agreement shall have been voted on by the Stockholders of the Company at the Special Meeting and the vote shall not have been sufficient to satisfy the conditions set forth in Section 6.1(a);

     (c) by either PH II or the Company if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

     (d) by either PH II or the Company (with the concurrence of the Special Committee, if by THT), if the Merger shall not have been consummated by December 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

     (e) by the Company (with the concurrence of the Special Committee), if (i) any of the conditions set forth in Section 6 that (A) are required to occur prior to the Closing shall have become incapable of occurring, or (B) are not permitted to occur prior to the Closing shall have occurred prior to the Closing and are incapable of being cured or reversed, and, in either case (A) or (B), shall not have been, on or before the date of such termination, permanently waived by the Company (with the concurrence of the Special Committee), or (ii) PH II and Merger Sub shall have breached any of their respective representations, warranties, covenants or other agreements contained in this Agreement which breach is incapable of being cured or has not been cured within 30 days after the giving of written notice to PH II or Merger Sub, as applicable.

     (f)  by PH II or Merger Sub, if  (i) any of the conditions set forth in
Section 6 that (A) are required to occur prior to the Closing shall have become incapable of occurring, or (B) are not permitted to occur prior to the Closing, shall have occurred prior to the Closing and are incapable of being cured or reversed, and, in either case (A) or (B), shall not have been, on or before the date of such termination, permanently waived by PH II and Merger Sub, or (ii) the Company shall have breached in any material respect any representation, warranty, covenant or other Agreement contained in this Agreement which breach is incapable of being cured or has not been cured within 30 days after the giving of written notice to THT;

     (g) by PH II or Merger Sub, if THT's Board of Directors or the Special Committee (i) shall have withdrawn or modified or amended in any respect its recommendation of the Merger Agreement or the Merger, or (ii) the Board of Directors of the Company or the Special Committee shall have resolved to take any of the foregoing actions;

     (h) by the Company with the concurrence of the Special Committee, (i) if THT's Board of Directors or the Special Committee shall have withdrawn its recommendation of the Merger Agreement or the Merger or (ii) if the Board of Directors of the Company or the Special Committee shall have resolved to take any of the foregoing actions; or

     (i) by the Special Committee on behalf of THT, if the Special Committee shall have withdrawn its recommendation of the Merger Agreement or the Merger or if the Special Committee shall have resolved to take any of the foregoing actions.

     Section 7.2. Effect of Termination. In the event of a termination of this Agreement by either THT, PH II or Merger Sub as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of PH II, Merger Sub or the Company or their respective Officers or Directors. Nothing herein shall relieve any party of liability with respect to any fraud or intentional breach of this Agreement.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     Section 8.1. Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated;

     Section 8.2. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written Agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein and any provision of this Agreement may be waived by the party benefited thereby; provided, however, that the Company shall only agree to any material modification, amendment, supplement or waiver with the consent of the Special Committee; and provided, further, that after the approval of this Agreement by the Stockholders of THT, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration without further approval by the holders of such number of Shares that are required to approve this Agreement pursuant to applicable law and regulation.

     Section 8.3. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time, except for remedies that may be available for fraud.

     Section 8.4. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) three days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                      (a)   if to PH II or Merger Sub, to:

                                  PH II, Inc.
                              33 Riverside Avenue
                          Westport, Connecticut 06880
               Attention:  Paul K. Kelly, Chairman of the Board
                        Telephone No.:  (203) 226-6408


                              (b)  if to THT, to:

                                   THT Inc.
                              33 Riverside Avenue
                          Westport, Connecticut 06880
               Attention:  Mr. Frederick A. Rossetti, President
                        Telephone No.:  (203) 226-6408

                                with copies to:

                       Akerman, Senterfitt, Eidson P.A.
                              One S.E. 3rd Avenue
                                  Suite 2800
                          Miami, Florida  33131-1714
                       Attention:  Alan H. Aronson, Esq.
                        Telephone No.:  (305) 374-5600


     Section 8.5. Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires words in the singular include the plural, and in the plural include the singular.

     Section 8.6. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.7. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Exhibits attached hereto constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     Section 8.8. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     Section 8.9. Governing Law. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

     Section 8.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.11. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, PH II, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                   PH II, INC.


                                   By:    /s/ Paul K. Kelly
                                          --------------------------------------
                                   Name:  Paul K. Kelly
                                   Title: Chairman of the Board of Directors



                                   PH II ACQUISITION SUB, INC.


                                   By:    /s/ Paul K. Kelly
                                          --------------------------------------
                                   Name:  Paul K. Kelly
                                   Title: Chairman of the Board of Directors

                                   THT INC.


                                   By:    /s/ Frederick A. Rossetti
                                          --------------------------------------
                                   Name:  Frederick A. Rossetti
                                   Title: President

                                                                       EXHIBIT A
                                                                       ---------
                                    FORM OF

                             CERTIFICATE OF MERGER

                                      OF

                          PH II ACQUISITION SUB, INC.
                           (a Delaware corporation)

                                 WITH AND INTO

                                   THT INC.
                           (a Delaware corporation)



     Pursuant to the provisions of Sections 251 and 103 of the Delaware General Corporation Law (the "DGCL"), THT INC., a Delaware corporation, hereby certifies as of _________________, 1998 as follows:

     1. The names of the corporations which are parties to the merger contemplated by this Certificate of Merger (the "Merger") are THT INC., a Delaware corporation (the "Company"), and PH II ACQUISITION SUB, INC., a Delaware corporation ("Merger Sub").

     2. An Agreement and Plan of Merger dated as of October 1, 1998 ("Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the Company and Merger Sub in accordance with Section 251 of the DGCL.

     3.   THT INC. is the surviving corporation in the Merger.

     4. The Certificate of Incorporation, as amended, and ByLaws, as amended, of the surviving corporation shall be the Certificate of Incorporation and ByLaws of the surviving corporation.

     5. The executed Agreement of Merger is on file at the principal place of business of the Company, which is located at 33 Riverside Avenue, Westport, Connecticut 06880.

     6. A copy of the Agreement of Merger will be provided by the Company, on request and without cost, to any stockholder of Merger Sub or the Company.

     7. The effective date and time of the Merger shall be the date and time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed as of the date first above written.


                                    THT INC.,
                                    a Delaware corporation



                                    By:_________________________________
                                       Frederick A. Rossetti
                                       President

                                 Advest, Inc.



October 1, 1998

The Board of Directors
THT Inc.
33 Riverside Avenue, 5/th/ Floor
Westport, CT 06880


Members of the Board of Directors:

     We understand that THT Inc. ("THT" or the "Company") and PH II Acquisition Sub, Inc. ("Merger Sub"), an affiliate of PH II ("PH II"), have entered into a Merger Agreement dated as of October 1, 1998 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $.01 per share (the "Shares") will be acquired by Merger Sub for $3.75 in cash (the "Consideration"), except for the Shares owned by PH II, or the Company, or Shares owned by stockholders of THT who have perfected their appraisal rights in accordance with Delaware law. PH II stockholders beneficially own in the aggregate 1,811,350 Shares, representing approximately 46% of such Shares outstanding. Paul Kelly, Chairman and Co-Chief Executive Officer of THT owns majority control of PH II.

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Consideration to be received by the holders of Shares in the Merger (this "Opinion"). It is understood that this Opinion shall be used by you solely in connection with your consideration of the fairness of the Consideration to be received by holders of Shares and for no other purpose, and that the Company will not furnish this Opinion or any other material prepared by Advest, Inc. ("Advest") to any other person or persons or use or refer to this Opinion for any other purpose without Advest's prior written approval. Advest understands and agrees that this Opinion may be referred to and reproduced in any proxy statement of the Company filed with the Securities and Exchange Commission in connection with the Merger.

     Advest, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with our opinion set forth herein, we have, among other things:

THT Inc.
October 1, 1998
Page 2

     (viii) reviewed the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for the fiscal years ended September 30, 1992, 1993, 1994, 1995, 1996 and 1997;

     (ix) reviewed the Company's unaudited quarterly filings for the past two fiscal years;

     (x) reviewed certain interim financial analysis and forecasts for THT prepared by management of the Company;

     (xi) reviewed projected financial statements of the Company prepared by management of the Company;

     (xii) held discussions with management of the Company regarding the business, operations and prospects of the Company;

     (xiii) reviewed the management services agreement between THT and Stuart Management Company;

     (xiv) performed various financial analyses, as we deemed appropriate, of the Company using generally accepted analytical methodologies, including:

             (a) analysis of premiums paid in public merger and acquisition transactions;

             (b) the application of the public trading multiples of companies which we deemed comparable to the Company to the financial results of the Company;

             (c) the application of the multiples reflected in recent public mergers and acquisitions for businesses which we deemed comparable to the Company to the financial results of the Company;

             (d) a discounted projected cash flow analysis; and

             (e) reviewed the historical trading prices and volumes of the
                 Shares on NASDAQ; and

     (xv) Reviewed such other materials and performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or obtained by us from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not attempted to independently verify any of such information. With respect to the projected financial statements referred to in clause (iii) and (iv) above, we have been advised by the Company, and we have assumed, without independent

THT Inc.
October 1, 1998
Page 3

investigation, that they have been reasonably prepared and reflect the Company's best estimates and judgments of the Company's future results of operations and financial condition at and for the periods specified therein, and we express no opinion with respect to such projected financial statements.

     Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated by us on the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion which may come or be brought to our attention after that date of the opinion unless specifically requested to do so.

     Our opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Merger Agreement, the Merger or any aspect thereof or alternatives thereto. Without limitation to the foregoing, this letter does not constitute a recommendation to any stockholder with respect to whether to elect to receive the Consideration or vote in favor of transactions contemplated by the Merger Agreement, and should not be relied upon by any stockholder as such.

     In rendering our opinion, we have not been engaged as an agent or fiduciary of the Company's stockholders or of any other third party. Our opinion relates solely to the fairness, from a financial point of view, of the Consideration to be received by the holders of Shares in the Merger. We express no opinion herein as to the structure, terms or effect of any other aspect of the transactions contemplated by, or provisions of, the Merger Agreement.

     Based upon and subject to all the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the Consideration to be received by the holders of Shares pursuant to the Merger is fair, from a financial point of view, to such holders.


Very truly yours,
Advest, Inc.


/s/ Jeffrey G. Barlow
---------------------
Jeffrey G. Barlow
Managing Director

                                  APPENDIX C

                       DELAWARE GENERAL CORPORATION LAW


                         SECTION 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

              a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

              b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

              c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

              d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2)  If the merger or consolidation was approved pursuant to (S)228 or
(S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the

Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.